Exhibit 10.8

EXHIBIT 1, LEASE DATA
Two Canal Park
Cambridge, Massachusetts 02141
(the “Building”)

Execution Date:		October 8, 2014

Tenant:		CarGurus LLC, a Massachusetts limited liability company

Tenant’s Address:		One Bow Street, 4th Floor Cambridge, Massachusetts 02138 With a copy to: Schlesinger and Buchbinder, LLP 1200 Walnut Street Newton, Massachusetts 02461 Attn: Alan J. Schlesinger, Esq.

Landlord:		BCSP Cambridge Two Property LLC, a Delaware limited liability company

Landlord’s Address:		c/o Beacon Capital Partners, LLC 200 State Street, 5th Floor Boston, Massachusetts 02109 with a copy to: Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Two Canal Park

Building:		Two Canal Park Cambridge, Massachusetts 02141

Plot:		The parcel(s) of land on which the Building is located and the other improvements thereon (including the Building, driveways and landscaping).

Common Areas:		The common walkways and accessways located on the Lot, as the same may be changed, from time to time.

Article 2	Premises:

The entirety of the fourth (4th) floor of the Building, containing approximately 48,059 rentable square feet in accordance with the latest BOMA Standard Method of Measurement, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2

Exhibit 1 - 1

Total Rentable Area of the Premises: 48,059 square feet

Total Rentable Area of the Building: 206,567 square feet

Section 3.1	Estimated Commencement Date:	May 1, 2015

	Commencement Date:	As defined in Section 3.1.

	Rent Commencement Date:	The date six (6) months after the Commencement Date

Section 3.2	Expiration Date:	The date eighty-four (84) months (plus the partial month, if any) after the Rent Commencement Date, unless earlier terminated or extended per Article 29.16

Article 5	Permitted Use:	General business offices.

Article 6	Yearly Rent:

Period	Yearly Rent	Monthly Payment	Per Rentable Square Foot
Commencement Date — day before Rent Commencement Date	$0	$0	$0
Lease Year 1	$2,643,245.00	$220,270.42	$55.00
Lease Year 2	$2,691,304.00	$224,275.33	$56.00
Lease Year 3	$2,739,363.00	$228,280.25	$57.00
Lease Year 4	$2,787,422.00	$232,285.17	$58.00
Lease Year 5	$2,835,481.00	$236,290.08	$59.00
Lease Year 6	$2,883,540.00	$240,295.00	$60.00
Lease Year 7	$2,931,599.00	$244,299.92	$61.00

For purposes hereof, “Lease Year” shall mean a twelve-month period beginning on the Rent Commencement Date or any anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Rent Commencement Date and end on the last day of the month containing the first anniversary of the Rent Commencement Date, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.

Tenant shall have no obligation to pay Yearly Rent for the period commencing as of the Commencement Date, and expiring as of the day before the Rent Commencement Date (the “Rent Abatement Period”).  During the Rent Abatement Period, only Yearly Rent shall be abated, and all additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

Article 7	Security Deposit:	$1,500,000.00, in the form of a Letter of Credit, subject to reduction in accordance with Article 7

Exhibit 1 - 2

Article 8	Utilities:	Landlord shall provide utilities to Tenant as set forth in Article 8 hereof.

Article 9	Operating Costs in the Base Year:	The actual amount of Operating Costs for calendar year 2015

	Tax Base:	The actual amount of Taxes for fiscal year 2016 (i.e., July 1, 2015, through June 30, 2016)

	Tenant’s Proportionate Share:	The percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building. Landlord represents that this percentage is 23.27%

Section 29.3	Broker:	For Tenant: CB Richard Ellis/New England For Landlord: CB Richard Ellis/New England

Section 29.5	Enforcement of Arbitration:	Massachusetts; Superior Court

Section 29.12	Parking:	Number of Parking Passes: As set forth in Section 29.12

Exhibit 1 - 3

i

EXHIBITS

Exhibit 1 - Lease Data

Exhibit 2 - Lease Plan

Exhibit 3 - Insurance Provisions

Exhibit 4 - Rules and Regulations

Exhibit 5 - Form of Commencement Date Letter

Exhibit 6 - Form of Letter of Credit

Exhibit 7 - Definition of Shell Condition

THIS LEASE between Landlord and Tenant named in Exhibit 1 is entered into on the Execution Date as stated in Exhibit 1.

Landlord demises to Tenant, and Tenant takes from Landlord, the Premises upon and subject to the provisions of this Lease.

1.                                      INCORPORATION OF EXHIBITS; REFERENCE DATA

The Exhibits attached to this Lease are made a part hereof.  Any reference in this Lease to any of the terms defined in any such Exhibit shall have the meaning set forth in such Exhibit.

2.                                      DESCRIPTION OF DEMISED PREMISES

2.1                               Demised Premises.  The Premises are that portion of the Building as described in Exhibit 1, as the same may change from time to time in accordance with the terms hereof.

2.2                               Appurtenant Rights.  Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others entitled thereto: (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others; (b) the Common Areas, as defined in Exhibit I; (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and (d) access to the parking areas appurtenant to the Premises, subject to Section 29.12; and no other appurtenant rights or easements.  Tenant’s use of such areas shall be subject to the terms hereof and to the Rules and Regulations as set forth in Exhibit 4 hereof.  Tenant acknowledges that Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, and that if Landlord permits such access, Landlord may require the service provider to pay Landlord a reasonable fee therefor.

2.3                               Exclusions and Reservations.  The following are not part of the Premises: all the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent any balconies are shown as part of the Premises on Exhibit 2), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for risers, shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities.  Landlord reserves the right to access and use any of the foregoing, as well as the right to enter the Premises for the purposes of operation, maintenance, decoration and repair.  Notwithstanding anything to the contrary in the Lease contained:

(a)                                 Landlord, its agents, employees and contractors shall not, except in an emergency and except for normal cleaning and maintenance operations, (i) exercise any right which it has to enter the Premises without giving Tenant reasonable advance notice; and (ii) exercise any right which it has to enter the Premises outside of Business Hours without giving Tenant advance notice thereof; and

(b)                                 Landlord shall use reasonable efforts to minimize any interference with Tenant’s use and enjoyment of the Premises arising from any entry into the Premises by Landlord.

2.4                               Rentable Area. Total Rentable Area of the Premises and the Building are agreed to be the amounts set forth in Exhibit 1.

3.                                      TERM OF LEASE

3.1                               Definitions. As used in this Lease the following terms have the following meanings:

(a)                                 “Estimated Commencement Date” - The date (as stated in Exhibit 1) on which it is estimated that the Premises will be ready for Tenant’s occupancy for the Permitted Use.

(b)                                 “Commencement Date” - The date on which the Premises are ready for Tenant’s occupancy (as set forth in Section 4.6) for the Permitted Use. If the Premises are not ready for such occupancy, but if Landlord allows Tenant to take possession of the whole or any part of the Premises for the Permitted Use, then the Commencement Date shall be the date on which Tenant takes such possession and commences use of the Premises for the Permitted Use.

3.2                               Term. The “Term” of this Lease shall commence on the Commencement Date and end on the Expiration Date as stated in Exhibit 1, unless extended or terminated pursuant to the terms hereof.

3.3                               Declaration Fixing Commencement Date. Once the Commencement Date has been determined, Landlord and Tenant shall execute an agreement, in the form attached hereto as Exhibit 5, in which shall be stated the Commencement Date, the Rent Commencement Date and the Expiration Date.

4.                                      CONDITION OF PREMISES - LANDLORD’S CONTRIBUTION - ENTRY BY TENANT PRIOR TO COMMENCEMENT DATE

4.1                               Definitions. As used in this Lease the words and terms which follow mean and include the following:

(a)                                 “Construction Force Majeure” shall mean whenever a period of time is prescribed for the taking of an action or performance of a non-monetary obligation by Landlord, the period of time for the performance of such action or performance of such obligation shall be extended by the number of days that the performance is actually delayed by events or circumstances outside of the reasonable control of Landlord, including industry wide strikes affecting similar construction projects at the time, acts of God, industry wide shortages of labor or materials affecting similar construction projects at the time after reasonably diligent efforts to obtain the same, war, terrorist acts, civil disturbances, government acts or regulations, and other causes beyond the reasonable control (such as an inability to obtain utility services from third-parties) of Landlord, but the unavailability of funds shall not be deemed a cause beyond the reasonable control of Landlord for this purpose. Any dispute as to whether any event or situation constitutes Construction Force Majeure may be referred by either Landlord or Tenant for resolution by binding arbitration pursuant to Section 29.5; provided, however, that Landlord shall notify Tenant within ten (10) business days after Landlord has knowledge of such Construction Force Majeure delay (failing which the time period of the subject Construction

Force Majeure delay shall run from the date such notice is actually received by Tenant); provided further that if and to the extent that any delay is attributable to any act, failure to act or neglect of Landlord or its agents or contractors, or Landlord’s failure to utilize its commercially reasonable efforts in the performance of its obligations under this Lease, then in any such event such delay shall not constitute a Construction Force Majeure delay.

(b)                                 “Landlord’s TI Work” shall mean the work to be performed by Landlord in preparing the Premises for Tenant’s occupancy, as shown on Tenant’s Approved TI Plans (as defined below) and the actual costs related thereto (but without mark-up by Landlord and specifically excluding all consultant, architect and engineering fees incurred by Tenant), as more particularly described and provided for in the third paragraph of Section 4.2; provided that Landlord’s TI Work shall exclude work to be performed in connection with Tenant’s data and telephone cabling, computer systems, furniture and furniture systems, office equipment (e.g. copiers) and similar items (such excluded work collectively, “Tenant Installations”).

(c)                                  “Punch List Items” shall mean any and all minor or insubstantial details of construction, decoration or mechanical adjustments that remain to be done in such space or any part thereof following Substantial Completion of such space, or portion thereof, which (taking into account both of the items to be completed and the work required to complete such items) will not materially interfere with Tenant’s conduct of business in such space.

(d)                                 “Substantially Completed” (or “Substantial Completion”) shall mean that (i) Landlord’s Base Building Work (as hereinafter defined) is Substantially Completed, (ii) Landlord’s TI Work, as shown on the Approved TI Plans, has been completed in accordance with the provisions of this Lease (including, without limitation, that such work has been completed in a good and workmanlike manner and substantially in accordance with the Approved TI Plans), except only Punch List Items (as provided below) and such work that Tenant needs to perform in connection with Tenant Installations and (ii) all conditions to the issuance of a temporary certificate of occupancy for the Premises have been satisfied allowing for lawful occupancy of the Premises by Tenant, except only conditions related solely to the completion of Tenant’s Installations, as (i) and (ii) are evidenced by a written notice of substantial completion from Landlord to Tenant, which notice of substantial completion shall be subject to confirmation by Tenant’s architect (which confirmation or objection, if Tenant’s architect does not agree that Substantial Completion of Landlord’s TI Work or any applicable portion thereof has occurred, shall be given (if at all) as promptly as possible and no more than three (3) business days after Tenant’s receipt of Landlord’s notification, and which confirmation (if any) shall specify any good faith objections and/or Tenant’s architect’s determination that Substantial Completion of Landlord’s TI Work (or applicable portions thereof) has not occurred). If Landlord shall provide only a temporary and not a permanent certificate of occupancy then Landlord’s notice of Substantial Completion will include Landlord’s covenant to complete all of Landlord’s TI Work and Landlord’s Base Building Work required for obtaining a permanent certificate of occupancy. The failure of Tenant’s architect to confirm Landlord’s notification of Substantial Completion of Landlord’s TI Work as set forth herein or to object in writing thereto within such three (3) business day period shall be deemed a confirmation that Substantial Completion has occurred. If Tenant’s architect objects to any matters set forth in Landlord’s notice of Substantial Completion of Landlord’s TI Work and notifies Landlord thereof within three (3) business days following receipt of the notice and the parties are unable to resolve the dispute within ten (10) days of Tenant’s architect’s notice of objection, either party may elect to refer the dispute to resolution by binding arbitration pursuant to Section 29.5.

(e)                                  “Tenant Delay” shall mean any delay in Substantial Completion of Landlord’s TI Work to the extent actually resulting from any of the following: (i) changes, alterations or additions required or requested by Tenant in the layout or finish of such space or any part thereof made subsequent to the approval by Landlord of the Approved Tl Plans, (ii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, in each case beyond the time frames set forth in this Lease (or, in the absence of any time frame, beyond five (5) business days), (iii) caused in whole or in part by delay and/or default on the part of Tenant or its architects, engineers, consultants or vendors, or (iv) due to the inclusion of any “special work” or “long lead time” items (whether by reason of ordering time or complexity of construction) in the work contemplated by the Approved TI Plans and identified by Landlord in writing as such (which writing shall also contain Landlord’s good faith estimate as to the length of the delay and proposed alternatives, if any, which will eliminate the Tenant Delay) as soon as is practical but not later than the issuance of the GMP (as hereinafter defined), unless Tenant elects to utilize Landlord’s proposed alternatives. The duration of any Tenant Delay shall not exceed the period from the date of occurrence of the condition causing such Tenant Delay through the date upon which such condition is corrected. Notwithstanding anything to the contrary contained herein, any delay by Tenant in submitting any portion of the TI Plans to Landlord by the date required for such portion under this Lease shall automatically (and without any need for such delay to actually cause a delay in the availability of the Premises for occupancy) be deemed a Tenant Delay equal to the number of days Tenant is delayed in submitting such portion of the TI Plans. The consequence of a Tenant Delay is set forth in this Article 4. Landlord shall give Tenant notice of any claim of Tenant Delay on or before five (5) business days following the date that Landlord obtains actual knowledge of the occurrence of the matters giving rise to a claim of Tenant Delay and, if Landlord fails so to give such timely notice, Landlord may not claim Tenant Delay with respect to any period of delay occurring prior to Landlord’s delivery of the notice to Tenant with respect to such matters of which Landlord had actual knowledge. If Tenant disputes Landlord’s determination as to whether a Tenant Delay has occurred or the length thereof, Tenant shall notify Landlord in writing (“Tenant Delay Dispute Notice”) within three (3) business days following receipt of Landlord’s notice of Tenant Delay whereupon the dispute shall be resolved in accordance with Section 29.5 of this Lease. If Tenant fails to give a timely Tenant Delay Dispute Notice, Tenant shall be deemed to have waived any right to contest the claim of Tenant Delay asserted by Landlord.

4.2                               TI Plans.

(a)                                 Submission of Plans. Tenant shall be solely responsible for the timely (as more fully set forth below) preparation and submission to Landlord of the schematic design drawings (“Schematic Design Drawings for Landlord’s TI Work”), design development drawings (“Design Development Drawings for Landlord’s TI Work”) and of the final full sets of scaled and dimensioned construction documents, including architectural, electrical, mechanical, plumbing, sprinkler, life safety and other construction drawings, plans and specifications (“Construction Drawings for Landlord’s TI Work”, and together with the

Schematic Design Drawings for Landlord’s TI Work and the Design Development Drawings for Landlord’s TI Work, the “TI Plans”) (the final Construction Drawings for Landlord’s TI Work as approved by Landlord and Tenant pursuant to this Section 4.2 being herein referred to as the “Approved TI Plans”) necessary to construct the tenant improvements in the Premises for Tenant’s occupancy, as well as the ancillary equipment to be installed by Landlord as part of Landlord’s TI Work to specifically serve the Premises, which plans shall (i) be certified by an architect or engineer licensed in the Commonwealth of Massachusetts, (ii) comply with all applicable laws, (iii) be submitted to Landlord sufficiently early to meet the Plan Approval Deadlines set forth below and (iv) be subject to approval (in form and substance) by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of any of the TI Plans for any purpose whatsoever. Landlord shall respond to any plan submission by Tenant within five (5) business days after (i) Landlord’s receipt of the original submission (except that Landlord shall have seven (7) business days to respond to Tenant’s submission of the Construction Drawings) and (ii) Landlord’s receipt of any resubmission. If Landlord fails to respond within such five (5) business day period, and such failure continues for five (5) business days after notice thereof, the applicable TI Plans shall be deemed approved. In the event Landlord’s approval of the any TI Plans is withheld or conditioned, Landlord shall send written notification to Tenant (“Landlord’s Notification”) thereof within the applicable period set forth above, which shall include a reasonably detailed statement identifying the reasons for such refusal or condition. Tenant shall promptly (and in any event within five (5) business days after delivery of the applicable Landlord’s Notification) have the Construction Drawings for Landlord’s TI Work incorporate the matters referred to in Landlord’s Notification, or, in the event a Landlord’s Notification is given with respect to the Construction Drawings for Landlord’s TI Work, have such Construction Drawings revised by its architect to incorporate all reasonable objections and conditions presented by Landlord’s Notification and shall resubmit Construction Drawings for Landlord’s TI Work to Landlord within five (5) business days of Landlord’s Notification. Such process shall be followed until the Construction Drawings for Landlord’s TI Work shall have been approved by Landlord without unreasonable objection or condition. Notwithstanding anything herein to the contrary, Tenant shall submit to Landlord:

(x)                                 the Schematic Design Drawings for Landlord’s TI Work on or before November 3, 2014;

(y)                                 the Design Development Drawings for Landlord’s TI Work on or before December 1, 2014; and

(z)                                  the Construction Drawings for Landlord’s TI Work on or before December 31, 2014 (such dates being collectively referred to as the “Plan Submittal Deadlines”).

Without limiting the foregoing, Tenant shall be responsible for all elements of the design set forth in the TI Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design and the configuration of the Premises), and Landlord’s approval of any TI Plans shall in no event relieve Tenant of the responsibility for such design. Tenant agrees to remain solely responsible for the timely preparation and submission of all such TI Plans and for all elements of the design of such TI Plans and, except as otherwise specifically provided in this Lease, for all costs related thereto, subject to reimbursement from Landlord’s Contribution and except as otherwise set forth herein. Notwithstanding the foregoing, Landlord shall pay the cost of demolishing the existing improvements in Area B of the Premises so as to put them in the same condition (vis-à-vis demolition) as Area A of the Premises is as of the Execution Date, and shall not charge the cost thereof against Landlord’s Contribution.

(b)                                 Construction Manager. Landlord shall select, and Tenant hereby approves, MJA Construction as the construction manager (“Construction Manager”) for the performance of Landlord’s TI Work, pursuant to a separate construction management agreement (which shall be a guaranteed maximum price contract) to be entered into by Landlord and Construction Manager for Landlord’s TI Work (the “Construction Management Agreement”). Tenant may appoint a construction representative by written notice to Landlord from time to time (“Construction Representative”). In such event, Tenant hereby authorizes Landlord to rely in connection with design and construction upon approval and other actions on Tenant’s behalf by such Construction Representative.

(c)                                  Estimating. Promptly after approval of the Schematic Design Drawings for Landlord’s TI Work and the Design Development Drawings for Landlord’s TI Work, Landlord shall submit such plans to the Construction Manager. Landlord shall cause the Construction Manager to prepare an estimated cost to complete (each a “Cost Estimate”) based on such submissions. Provided Tenant submits the TI Plans in accordance with the Plan Submittal Deadlines, Landlord shall use reasonable efforts to cause the Construction Manager to deliver the applicable Cost Estimate to Tenant:

(x)                                 with respect to the Schematic Design Drawings for Landlord’s TI Work not later than November 17, 2014; and,

(y)                                 with respect to the Design Development Drawings for Landlord’s TI Work not later than December 15, 2014 (collectively, the “Estimate Dates”).

Tenant shall have the right to modify the TI Plans to accommodate value engineering as a result of any Cost Estimate, which revisions shall be included in the next submission to Landlord.

(d)                                 GMP. Upon Landlord’s review and final approval of the Approved TI Plans, Construction Manager shall solicit on an open book basis competitive, fixed price bids for the performance of Landlord’s TI Work for the Premises from at least three (3) subcontractors per trade from the list of approved subcontractors (although certain long-term lead items may be bid prior to issuance of Approved TI Plans). Landlord shall provide Tenant or Tenant’s Representative with a copy of each bid received and all supporting material received by Landlord. During the ten (10) business day period following obtaining of the bids, (1) Landlord shall (x) level the bids, (y) deliver to Tenant the “bid sheet” and (z) provide Tenant the opportunity to review the leveled bids and (2) Tenant shall be entitled to make value engineering changes to the Approved TI Plans, subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed or conditioned) and any such value engineering changes constituting Tenant Delay (to the extent Substantial Completion of Landlord’s TI Work is actually delayed as a result thereof), which value engineering changes shall be incorporated into the leveled bids. After the completion of the leveling of the bids and the value engineering changes, Landlord and Construction Manager shall submit to Tenant the estimated cost of Landlord’s TI Work for the Premises which shall consist of, but not be limited to, the following: (i) estimated permit and filing fees (including expediter fees), (ii) a guaranteed maximum price for all work covered under the Construction Management Agreement (the “GMP”) which shall include all costs reflected in the approved subcontractor bids using the most responsible, competitive and competent subcontractor, fees and costs payable to Construction Manager (provided, however, that the construction management fee payable to Construction Manager shall not exceed 2.75% of the GMP) pursuant to the terms of the approved Construction Management Agreement for Landlord’s TI Work, costs of subguard insurance (Landlord confirming that payment and performance bonds will not be requested from the Construction Manager or subcontractors performing Landlord’s TI Work), costs of all other insurance required to be obtained in connection with Landlord’s TI Work, including builder’s risk insurance and comprehensive general liability insurance, general conditions costs and a Landlord’s budget contingency amount (“Contingency”) equal to three percent (3%) of the aggregate amount of the preceding components of the GMP, (iii) third party project management fees, if any, paid by Landlord, if Landlord reasonably deems it necessary to engage a third party project manager, not to exceed $30,000.00, (iv) cost of controlled inspections, contractor preconstruction services and cost estimating and (v) such other out-of-pocket costs reasonably approved by Landlord and Tenant which are reasonably to be incurred by Landlord and are associated with and reasonably necessary for Landlord’s TI Work for the Premises and excluding all consultant, architect and engineering fees incurred by Tenant (collectively, the “Final TI Cost”). Tenant shall approve or disapprove the Final TI Cost within two (2) business days from receipt thereof (which approval shall not be unreasonably withheld, conditioned or delayed and any delay by Tenant in the approval of the Final TI Cost beyond such four (4) business day period shall constitute deemed approval thereof). Upon Tenant’s approval (or deemed approval) of the Final TI Cost (the “Approved Budget”), Landlord shall be authorized to proceed with the execution of Landlord’s TI Work and award the bids.

(e)                                  Changes. Tenant shall have the right to make changes (“Changes”) from time to time in the Approved TI Plans by submitting revised plans, indicating the proposed Changes. Such Changes to the extent affecting the Building’s systems or the structural integrity of the Building shall be subject to Landlord’s approval (which shall not be unreasonably withheld, delayed or conditioned) but shall otherwise not require Landlord’s approval. Landlord shall notify Tenant of its approval or disapproval of any such proposed Change for which Landlord’s approval is required within seven (7) days following receipt of such proposed Change (or such longer period as may be reasonably necessary for Landlord to price such Change). Within such seven (7) day period (or such longer period as may be reasonably necessary for Landlord to price the Change), if Landlord approves the proposed Change or if the proposed Change does not require Landlord’s approval as set forth herein, Landlord shall notify Tenant of the total amount of any net increase or decrease in the cost of Landlord’s TI Work, and any Tenant Delay in the completion of Landlord’s TI Work, resulting therefrom by presenting Tenant with a change order containing such information (a “Change Order”). If Landlord has the right to approve the Change, Landlord’s failure to respond to such Change within the seven (7) day period (or such longer period as may be reasonably necessary for Landlord to price such Change) shall be deemed a disapproval of such Change. For time sensitive Changes, Landlord shall endeavor to respond in a shorter period than seven (7) days if reasonably possible. If Tenant does not accept the Change Order within three (3) business days of the giving of such notice, Landlord shall not make the proposed Change. If Tenant accepts the Change Order (including the adjustment in the cost of Landlord’s TI Work and the Tenant Delay in the completion of Landlord’s TI Work resulting therefrom as set forth in the Change Order), the provisions of this Article 4 shall apply to Landlord’s TI Work as adjusted by the approved Change Order and the Approved Budget and GMP shall be increased or decreased as a result of the Change Order (but maintaining the three percent (3%) Contingency for the GMP and Approved Budget as set forth above). Any time during which the performance of Landlord’s TI Work must be postponed or delayed (in whole or in part) in order to review and approve any such Changes and determine the cost thereof as well as any additional time required to implement any such Changes shall all constitute Tenant Delay to the extent the foregoing actually delay Substantial Completion of Landlord’s TI Work (provided that Landlord notifies Tenant (i) in writing prior to postponing or delaying Landlord’s TI Work that a delay will occur or (ii) in the Change Order that a delay will occur, regardless of whether Tenant accepts the Change Order).

4.3                               Landlord’s TI Work. Upon finalizing the Approved TI Plans, Landlord shall construct, at Tenant’s sole cost and expense (except for Landlord’s Contribution and except as otherwise set forth herein), Landlord’s TI Work in substantial compliance with the Approved TI Plans in a good and workmanlike manner. Landlord’s construction of Landlord’s T1 Work shall be performed in such a manner as to most prudently and efficiently complete all of such work in a timely manner in accordance with the terms of this Lease, including, to the extent applicable, construction coordination among contractors, subcontractors and vendors for all such work and for the Tenant Installations to facilitate Tenant’s occupancy, as reasonably directed by Landlord. Subject to Construction Force Majeure, Tenant Delay and Section 4.5, Landlord shall use diligent efforts to complete Landlord’s TI Work on or before the Estimated Commencement Date.

4.4                               Governmental Permits, Certificates of Occupancy and Approvals. All permits, temporary certificates of occupancy and other governmental approvals necessary for the performance of Landlord’s TI Work and the use and occupancy of the Premises (or applicable portion thereof) by Tenant upon Substantial Completion shall be obtained by Landlord, provided that those permits, certificates and approvals applicable to Landlord’s TI Work shall, except as otherwise specifically provided in this Lease, be obtained by Landlord at Tenant’s sole cost and expense (subject to reimbursement from Landlord’s Contribution). Landlord shall file with the appropriate governmental authority any and all portions of the Approved TI Plans required in order to obtain such permits, certificates and approvals, and diligently proceed to have the permits and temporary certificate of occupancy issued for the Premises. In connection with any temporary certificate of occupancy obtained by Landlord for Landlord’s TI Work, Landlord shall keep and maintain such temporary certificate of occupancy in full force and effect and diligently complete all necessary portions of Landlord’s Base Building Work and/or Landlord’s TI Work required for issuance of a permanent and unconditional certificate of occupancy.

4.5                               Completion Date. Subject to delay by Construction Force Majeure and Tenant Delay, Landlord shall Substantially Complete Landlord’s TI Work in substantial conformance with the Approved TI Plans and have the Premises Substantially Complete and ready for Tenant’s occupancy on the Estimated Commencement Date. The failure to have the Premises

Substantially Complete and ready for Tenant’s occupancy on the Estimated Commencement Date shall not affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease except as may be specifically otherwise herein provided. Tenant shall not have any claim against Landlord and Landlord shall have no liability to Tenant if the Premises are not Substantially Complete and ready for Tenant’s occupancy on the Estimated Commencement Date. Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to a rent abatement against Tenant’s obligation to pay Yearly Rent following the Rent Commencement Date equal to one (1) day for each day between the Outside Completion Date and the Rent Commencement Date. The parties agree that the foregoing rent abatement constitutes liquidated damages reasonably calculated to reimburse Tenant for its costs and expenses and not a penalty. The “Outside Completion Date” shall mean September 1, 2015, provided, however, that the Outside Completion Date shall be extended by the length of any delays in Landlord’s TI Work arising from delay by Construction Force Majeure. Notwithstanding the foregoing, if the Commencement Date shall not have occurred on or before the Outside Date, as hereinafter defined, then Tenant shall have the right, exercisable by a written thirty (30) day termination notice given on or after the Outside Date, to terminate the Lease. If the Commencement Date occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant’s termination notice shall be deemed to be void and of no force or effect. If the Commencement Date does not occur on or before such thirtieth (30th) day this Lease shall terminate and shall be of no further force or effect, except that, if Tenant has previously paid any Landlord’s TI Work Cost Excess (defined below) to Landlord, then Landlord shall refund such amount to Tenant within ten (10) days after the effective date of such termination. For the purposes hereof, the “Outside Date” shall be defined as November 1, 2015, provided however, that the Outside Date shall be extended by the length of any delays in Landlord’s Work arising from any Tenant Delay or from Force Majeure (as that term is defined in Article 26 below).

4.6                               When Premises Deemed Ready. The Premises shall be conclusively deemed ready for Tenant’s occupancy as soon as Landlord’s TI Work has been Substantially Completed and Landlord’s Base Building Work is completed. Landlord and Tenant shall set a mutually convenient time on or before such date for Tenant, Tenant’s architect, Landlord, and Landlord’s contractor to inspect the Premises and Landlord’s TI Work therein. With respect to Landlord’s TI Work, not later than three (3) business days after such inspection, Tenant’s architect shall prepare and submit to Landlord a list of Punch List Items and other items to be completed with respect to such space. Subject to Tenant Delay and Construction Force Majeure, Landlord shall use diligent efforts to complete such Punch List Items as promptly as possible and in any event (subject to extension for Construction Force Majeure and Tenant Delay) within thirty (30) days following such inspection (unless particular Punch List Items cannot be completed within the thirty (30) day period, in which case such sixty (60) day period shall be extended for such time as may be reasonably necessary to enable Landlord to complete such Punch List Items). Notwithstanding any other provisions of this Article 4, if the delay in the Substantial Completion of the Premises is due to a Tenant Delay, then the Commencement Date shall be the date that the Premises would have been Substantially Completed but for any Tenant Delay. If, pursuant to the foregoing, the Commencement Date occurs before the Premises is in fact Substantially Completed, Tenant shall not (except with Landlord’s consent) be entitled to take possession of such space until the Premises is in fact Substantially Completed. Any of Landlord’s TI Work in the Premises not fully completed on the Commencement Date shall thereafter be so completed with reasonable diligence by Landlord. Any dispute as to whether any portion of the Premises is Substantially Complete may be referred by either Landlord or Tenant for resolution by binding arbitration pursuant to Section 29.5. Landlord shall deliver the Premises to Tenant with all Building systems serving the Building, including, without limitation, the HVAC, electrical, life safety and plumbing systems in good working condition.

4.7                               Landlord’s Base Building Work. Landlord shall, at Landlord’s cost and expense, perform the following work (“Landlord’s Base Building Work”) in the Premises: (i) put the Premises in Shell Condition, as defined in Exhibit 7 hereof, and (ii) install a separate meter to measure the consumption of electricity for lights and plugs in the Premises (but specifically excluding electricity for Base Building HVAC). Landlord shall perform Landlord’s Base Building Work on or before the Commencement Date, provided however, that Landlord’s failure to complete Landlord’s Base Building Work on or before the Commencement Date shall not give rise to any claims for abatement of rent or damages on account of the delay in completion of Landlord’s Base Building Work.

4.8                               Landlord’s Contribution.

(a)                                 Landlord shall, in the manner hereinafter set forth, contribute up to Two Million Eight Hundred Eighty-Three Thousand Five Hundred Forty and 00/100 Dollars ($2,883,540.00) (“Landlord’s Contribution”) towards the hard and soft cost of Landlord’s TI Work (including, without limitation, architectural, engineering and project management fees) (collectively, the “Total Cost of Landlord’s TI Work”). If the Total Cost of Landlord’s TI Work exceeds the amount of Landlord’s Contribution, Tenant shall pay Landlord the excess amount (all such costs, “Landlord’s TI Work Cost Excess”) within twenty (20) business days after demand therefor, which demand Landlord may make at any time after the determination of Landlord’s TI Work Cost Excess. Landlord shall notify Tenant from time to time of Landlord’s good faith estimate of the Total Cost of Landlord’s TI Work and of Landlord’s TI Work Cost Excess, and any such notice shall be accompanied by supporting documentation evidencing such cost. Landlord shall disburse from Landlord’s Contribution until Landlord has paid the entire cost of Landlord’s TI Work or Landlord has expended the entire amount of Landlord’s Contribution. Any dispute between Landlord and Tenant with respect to the amount payable pursuant to any requisition that is not resolved within ten (10) days after the date of the requisition shall be resolved by arbitration conducted pursuant to Section 29.5 below. For the purposes of this Section 4.8(a), a “requisition” shall mean written documentation showing in reasonable detail the costs of the work or other improvements contracted for by Landlord, issued on AIA Form G702 (or such other form as may be reasonably acceptable to both Landlord and Tenant). Landlord shall follow customary and prudent practices in connection with the requisitioning and payment for Landlord’s TI Work, including, without limitation, requirements as to lien waivers and holdback amounts.

(b)                                 Tenant shall have the right to apply any portion of Landlord’s Contribution in excess of the Total Cost of Landlord’s TI Work to architectural, engineering and project management fees incurred by Tenant in connection with preparation of the Approved TI Plans and the performance of Landlord’s TI Work or to Tenant Installations (collectively, the “Permitted Soft Costs”). With respect to any portion of Landlord’s Contribution that may be used for Permitted Soft Costs, provided that Tenant is not in default of its obligations under this Lease beyond applicable periods of notice and grace at the time that Tenant requests any requisition on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each requisition submitted by Tenant to Landlord to Tenant, or if requested by Tenant, to the party performing the work, within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes of this Section 4.8(b), a “requisition” shall mean written documentation showing in reasonable detail the costs of the work or other improvements contracted for by Tenant, issued on AIA Form G702 (or such other form as may be reasonably acceptable to both Landlord and Tenant), or in the case of architectural and/or engineering costs or other costs where an AIA G702 is not appropriate written documentation, consisting of invoices evidencing the costs incurred by Tenant. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions submitted by Tenant and funded by Landlord’s Contribution has been fully paid by Tenant (including delivery to Landlord of written waivers of liens from all contractors, laborers and suppliers of materials for such work). Notwithstanding anything to the contrary herein contained:

(1)                                 Landlord shall have no obligation to advance funds on account of Landlord’s Contribution with respect to work contracted for by Tenant unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, if applicable, certifying that the work shown on the requisition has been performed substantially in accordance with applicable law and substantially in accordance with Tenant’s approved plans.

(2)                                 Landlord shall pay requisitions of Landlord’s Contribution to Tenant with respect to work contracted for by Tenant, in the case of paid invoices submitted by Tenant, or to Tenant’s contractor or other party performing the work, in the case of unpaid invoices submitted by Tenant.

(3)                                 Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after the first anniversary of the Execution Date of this Lease (“Outside Requisition Date”), except to the extent Tenant notifies Landlord prior to the Outside Requisition Date that any amount which is or will be the subject of a requisition is being disputed and that the work which is the subject of such requisition has been completed prior to the Outside Requisition Date.

(4)                                 Tenant shall not be entitled to any unused portion of Landlord’s Contribution.

(5)                                 Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

(c)                                  Except for Landlord’s Contribution, Tenant shall bear all other costs of Landlord’s TI Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Landlord’s TI Work, except to the extent set forth in Section 4.12.

(d)                                 If any work, including, but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord’s contractors to avoid any delay to the work being performed by Landlord’s contractors or conflict in any other way with the performance of such work.

4.9                               Landlord’s Space Plan Contribution.  In addition to Landlord’s Contribution, Landlord shall contribute up to Four Thousand Eight Hundred Five and 90/100 Dollars ($4,805.90) towards the cost of preliminary design work in the Premises (“Landlord’s Space Plan Contribution”).  Landlord’s Space Plan Contribution shall be paid to Tenant within thirty (30) days after Tenant’s written request therefor accompanied by copies of invoices evidencing the payment of such costs by Tenant.

4.10                        Tenant’s Delay - Additional Costs.  If a Tenant Delay occurs or Tenant fails to comply with any terms or conditions contained in this Article 4, in each case beyond the time frames set forth in this Lease (or, in the absence of any time frame, beyond five (5) business days), and such Tenant Delay or failure is not due to any act or (where there is an obligation under this Lease to act) omission of Landlord, any additional actual cost to Landlord in connection with the completion of the Landlord’s TI Work in accordance with the terms of this Lease shall be promptly paid by Tenant to Landlord to the extent that such additional actual cost is the result of such Tenant Delay or failure of Tenant, and Landlord’s TI Costs exceed Landlord’s Contribution (in which case the unutilized Landlord’s Contribution shall be disbursed on account of Tenant to Landlord to pay such additional actual costs).  For the purposes of the immediately preceding sentence, the expression “additional actual cost to Landlord” shall mean the actual cost over and above such actual cost as would have been the aggregate actual cost to Landlord of completing Landlord’s TI Work in accordance with the terms of this Lease had there been no such failure or Tenant Delay.  Nothing contained in this Section 4.10 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Section 4.2.  Any dispute between Landlord and Tenant as to any amounts owing pursuant to this Section 4.10 may be referred by Landlord or Tenant for resolution by binding arbitration in accordance with Section 29.5.

4.11                        Preparation of Premises - Outside Contractors.  Landlord shall provide Tenant and its contractors, architects and engineers with access to the Premises at least thirty (30) days prior to the Commencement Date, provided that such entry does not create any material interference in the performance of Landlord’s TI Work, solely as follows:

(a)                                 Access shall be coordinated and provided by Landlord at appropriate times (i.e., prior to closing walls and ceilings) during the construction process to Tenant and its contractors to enable Tenant and its contractors to install the Tenant Installations, including, without limitation, data, telecommunication, security, audio visual and other wiring and cabling and to install racking and other equipment, as shown on the Approved TI Plans and shall use commercially reasonable efforts to provide Tenant with reasonable access no later than the date that is fourteen (14) days prior to the later of (1) Substantial Completion and (2) the Estimated Commencement Date, to install furniture systems and related equipment (and connect the same to power sources), to the extent such installation can be performed without unreasonable interference with Landlord’s TI Work;

(b)                                 Tenant and Tenant’s architects and engineers shall be given access to the Premises throughout the period that construction of Landlord’s TI Work is ongoing, for purposes of inspecting such work; and

(c)                                  All such early access shall be coordinated with and by Landlord and the Construction Manager and their contractors and shall be performed by Tenant and Tenant’s contractors, architects and engineers in a manner which does not unreasonably interfere with Landlord’s completion of Landlord’s TI Work.  Any such interference shall constitute Tenant Delay (to the extent it actually delays Substantial Completion).

4.12                        Conclusiveness of Landlord’s Performance.  Except as set forth in the next sentence, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 with respect to the Premises except as to matters under warranty unless not later than the end of the second calendar month next beginning after the Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation for the Premises.  Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost, not to be included in Operating Costs, correct any defects in Landlord’s TI Work of which Tenant shall give Landlord written notice not later than the date that is eleven (11) months after Substantial Completion of Landlord’s TI Work.  Landlord shall obtain customary warranties from the contractors performing Landlord’s TI Work and shall keep such warranties in full force and effect.  All warranties related to Landlord’s TI Work shall be assignable to Tenant, and at Tenant’s request upon the expiration of the eleven (11) month period described above, Landlord shall assign any such warranties then in effect to Tenant unless Landlord is then enforcing any of such warranties (in which case Landlord shall assign such warranties to Tenant upon resolution of such enforcement).

4.13                        Tenant Payments of Construction Cost.  Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord’s contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Sections 4.7 and 4.9 hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord’s contractor or any other person, firm or entity after the Commencement Date.

4.14                        Additional Landlord Contribution.  If Landlord’s TI Work Cost Excess exceeds Seven Hundred Twenty Thousand Eight Hundred Eighty-Five and 00/100 Dollars ($720,885.00) (the “Minimum Tenant Funded Cost Excess”), then Tenant shall have the right, by written notice to Landlord delivered on or before the start of Landlord’s TI Work, to request that Landlord fund some or all of Landlord’s TI Work Cost Excess in excess of the Minimum Tenant Funded Cost Excess, up to a maximum amount of Seven Hundred Twenty Thousand Eight Hundred Eighty-Five and 00/100 Dollars ($720,885.00) (the amount so requested, “Landlord’s

Additional Contribution”).  If Tenant timely makes such request, then Landlord shall contribute Landlord’s Additional Contribution toward the cost of Landlord’s TI Work Cost Excess, such funds to be disbursed in the same manner as Landlord’s Contribution.  For avoidance of doubt, it is the intent of the parties that to the extent there is a Landlord’s TI Work Cost Excess, (i) Tenant shall be obligated to fund the first $720,885.00 thereof, (ii) Tenant shall have the right, but not the obligation, to cause Landlord to fund up to the next $720,885.00 thereof as Landlord’s Additional Contribution, and (iii) Tenant shall be obligated to fund any Landlord’s TI Work Cost Excess in excess of $1,441,770.00.

4.15                        Construction Rent.  Commencing as of the Commencement Date (if the Commencement Date is the first day of a calendar month, or otherwise on the first day of the calendar month next following the Commencement Date), and continuing on the first day of each month thereafter throughout the term of the Lease, Tenant shall pay to Landlord, as additional rent, Construction Rent, as hereinafter defined, based upon the amount of Landlord’s Additional Contribution.  Tenant’s monthly payments of Construction Rent shall be equal to the amount of equal monthly payments of principal and interest which would be necessary to repay a loan in the amount of Landlord’s Additional Contribution, together with interest at the rate of seven percent (7%) per annum, on a level payment direct reduction basis over a term equal to the term of the Lease.  Monthly payments of Construction Rent shall be payable at the same time and in the same manner as Yearly Rent is payable under the Lease, but shall commence on the Commencement Date rather than on the Rent Commencement Date.  Construction Rent shall not be abated or reduced for any reason whatsoever (including, without limitation, untenantability of the Premises or termination of the Lease).  Without limiting the foregoing, the rent abatement provisions of Articles 18 and 20 of the Lease shall not apply to Construction Rent.  Since the payment of Construction Rent represents a reimbursement to Landlord of costs which Landlord will incur in connection with the construction of the Premises, if there is any default (beyond the expiration of any applicable grace periods) of any of Tenant’s obligations under the Lease (including, without limitation, its obligation to pay Construction Rent) or if the term of this Lease is terminated for any reason whatsoever prior to the termination of the Term of the Lease, Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of Landlord’s Additional Contribution.  Tenant’s obligation to pay the unamortized balance of Landlord’s Additional Contribution shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the default of Tenant.

4.16                        Base Building Systems.  Landlord agrees that the base building systems including, without limitation, HVAC, plumbing, electrical, elevator services, roofing, fire safety access and emergency egress systems serving the Premises shall be in good working order on the Commencement Date.

5.                                      USE OF PREMISES

5.1                               Permitted Use.  Tenant shall occupy and use the Premises for the Permitted Use as stated in Exhibit 1 and for no other purposes.  Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food, except that Tenant may, with

Landlord’s prior written consent (including approval of plans for any such equipment that has a water connection), which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers, microwave ovens and commonly used pantry equipment (excluding, however, stovetops, hot plates, ovens or toaster ovens; however, toaster ovens with an auto-shutoff feature shall be permitted) for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting.

5.2                               Prohibited Uses.  Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or matters of record applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) materially impair the appearance of the Building; or (b) materially impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises; or with the use or occupancy of any of the other areas of the Building, occasion injury or damage to any occupants of the Premises or other tenants or occupants of the Building or a material interference with the permitted use and occupancy of the Building by such tenants or occupants; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy.  Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

5.3                               Licenses and Permits.  Tenant shall be responsible for obtaining and maintaining any governmental license or permit required for the proper and lawful conduct of Tenant’s business and shall at all times comply with the terms and conditions of each such license or permit.  Tenant shall use the Premises in accordance with all applicable laws.

6.                                      RENT

Commencing on the Rent Commencement Date and continuing throughout the Term, Tenant shall pay the Yearly Rent and other charges, at the rate stated in Exhibit 1, to Landlord monthly, in advance, without demand on the first day of each month.  Notwithstanding the foregoing, Tenant shall pay the first monthly installment of rent on the execution of this Lease.  Rent shall be prorated for any partial calendar month during the Term.  The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, at the office of Landlord or such place as Landlord may designate in writing from time to time, without offset or deduction.  Yearly Rent and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five (5) percentage points over the so-called The Wall Street Journal prime rate or at any applicable lesser maximum legally permissible rate for debts of this nature.  In addition, if Tenant fails to pay any installment of rent or any other sums due hereunder when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due amount.

7.                                      SECURITY DEPOSIT

7.1                               Security Deposit.  Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord a security deposit (the “Security Deposit”) in the amount set forth in Exhibit 1 securing Tenant’s obligations under this Lease.  In no event shall the Security Deposit be deemed to be a prepayment of rent or a measure of liquidated damages.  Tenant agrees that no interest shall accrue on the Security Deposit and that Landlord shall have the right to commingle the Security Deposit with other funds of Landlord.  In the event that Tenant shall default in any of its obligations under this Lease, Landlord shall have the right, without prior notice to Tenant, to apply the Security Deposit (or any portion thereof) towards the cure of any such default.  Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of the Security Deposit.  In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the Security Deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease.  Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.  The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have or constitute a waiver by Landlord.  Provided that Tenant is not in default of any of its obligations under this Lease at the expiration of the Term, Landlord shall refund to Tenant any portion of the Security Deposit which Landlord is then holding.

7.2                               Letter of Credit

(a)                                 In lieu of a cash Security Deposit, Tenant may deliver to Landlord, on the date that Tenant executes and delivers this Lease to Landlord, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) which shall be (1) in the form attached hereto as Exhibit 6 (with such changes as Landlord may from time to time reasonably request), (2) issued by a bank approved in writing by Landlord with an investment grade credit rating from Moody’s (i.e., a rating of Baa3 or above), S&P (i.e., a rating of BBB- or above), or Fitch (i.e., a rating of BBB- or above) (an “Acceptable Bank”), (3) upon which presentment may be made in Boston, MA, Washington, DC, or elsewhere in the continental United States if presentation may be made by overnight courier (e.g., Federal Express), (4) in the amount set forth in Exhibit 1, and (5) for a term of at least one (1) year, subject to automatic extension in accordance with the terms of the Letter of Credit.  If the issuer of the Letter of Credit ceases to qualify as an Acceptable Bank or becomes subject to insolvency or receivership proceedings of any sort, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof (the “Substitute Letter of Credit”) within fifteen (15) business days after notice thereof from Landlord.  If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a Substitute Letter of Credit at least thirty (30) days prior to the expiration of the term of such Letter of Credit.  If Tenant fails to furnish such renewal or replacement by the applicable deadline set forth above, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (the “Security Proceeds”) as a cash Security Deposit pursuant to the terms of Section 7.1.  Tenant agrees that it shall maintain the Letter of Credit, in the full amount required hereunder, in effect until a date which is at least sixty (60) days after the Expiration Date of this Lease.  Tenant’s failure to maintain or replace the Letter of Credit as required hereunder shall be treated as a failure to pay rent for purposes of Landlord’s remedies.

(b)                                 If Tenant is in default of its obligations under this Lease, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from the Letter of Credit (or Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (i) the amount necessary to cure such default or (ii) if such default cannot reasonably be cured by the expenditure of money, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability in account thereof.  In the event of any such draw by Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (the “Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw.  In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease.  Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.  Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit.  Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief.  In addition to whatever other rights and remedies Landlord may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

(c)                                  Upon request of Landlord, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of any new owner of the Building.

(d)                                 To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively, the “Collateral”) held by Landlord, Landlord shall return such Collateral to Tenant on the expiration of the Term, less any amounts due from Tenant hereunder.

(e)                                  In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent or a measure of liquidated damages.

7.3                               Reduction in Letter of Credit.  Provided that Tenant (i) has not been in default of any of its monetary or material non-monetary obligations under this Lease in the twelve (12) months prior to the applicable Reduction Date, as hereafter defined, and (ii) has not been in default under this Lease beyond applicable notice and cure periods at any time during the Term (collectively, “Reduction Conditions”), the Letter of Credit shall be reduced as set forth below on each of the Reduction Dates.  As used herein, the “Hard Reduction Date” shall be the first day of the forty-third (43rd) full calendar month following the Rent Commencement Date (e.g., on June 1, 2019 if the Rent Commencement Date is November 10, 2015) and the “Revenue Reduction Date” shall be the first day of the month following the end of the first calendar year in the Term in which Tenant’s total annual revenue equals or exceeds Seventy Million and 00/100 Dollars ($70,000,00.00), as evidenced by a certified copy of Tenant’s most recent audited financial statements.  Provided that the Reduction Conditions are met on the applicable Reduction Date, the Letter of Credit shall be reduced by Five Hundred Thousand and 00/100 Dollars ($500,000.00), effective as of the Hard Reduction Date, and by Five Hundred Thousand and 00/100 Dollars ($500,000.00), effective as of the Revenue Reduction Date.  The parties acknowledge that the Revenue Reduction Date may occur before or after the Hard Reduction Date, or may never occur.  Tenant shall request such reduction in a written notice to Landlord after the applicable Reduction Date, and if the Reduction Conditions have been met, Landlord shall so notify Tenant, whereupon Tenant shall provide Landlord with a Substitute Letter of Credit in the reduced amount (in which event Landlord shall forthwith return the previously held Letter of Credit), or an amendment to the Letter of Credit reducing it to the reduced amount.  If the Reduction Conditions are not met on a Reduction Date, Tenant shall have no further right to reduce the amount of the Letter of Credit pursuant to this Section 7.3.

8.                                      SERVICES FURNISHED BY LANDLORD

8.1                               Electric Current.

(a)                                 The parties acknowledge that Landlord shall, as part of Landlord’s Base Building Work (as defined in Section 4.7), install a separate meter to measure the consumption of electricity in the Premises.  Tenant shall contract directly with the company supplying electricity to the Building for electric service, which service shall be billed directly to, and paid for by, Tenant.  Landlord shall maintain the separate meter, at Landlord’s cost, during the Term of the Lease.

(b)                                 If Tenant shall require electric current for use in the Premises in excess of such amount as is customarily required for office use in the amount of floor area comprised by the Premises, and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.  In the case of any additional electrical equipment being installed by or for Tenant, all the electricity serving such equipment shall be submetered, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity consumed by such equipment as shown on such submeter.

(c)                                  Subject to the provisions of Section 8.8, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

(d)                                 Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, conditioned, or delayed, and Tenant will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2                               Water.

Landlord shall furnish cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes and hot water for the core restroom sinks.  If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair.  Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant.  All piping and other equipment and facilities for use of water outside the Building core will be installed and maintained by contractors approved by Landlord at Tenant’s sole cost and expense.

8.3                               Elevators, Heat, and Cleaning.

(a)                                 “Business Hours” shall be defined as Mondays-Fridays (other than Building Holidays, as hereinafter defined) during the hours between 8:00 a.m. and 8:00 p.m. and on Saturdays (other than Building Holidays) during the hours between 8:00 a.m. and 1:00 p.m. “Building Holidays” shall include New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by the federal government or the Commonwealth of Massachusetts.

(b)                                 Landlord at its expense shall: (i) provide necessary elevator facilities during Business Hours and have one elevator in operation available for Tenant’s non-exclusive use at all other times; (ii) furnish heat (substantially equivalent to that being furnished in first-class office buildings in Cambridge, Massachusetts to the Premises during Business Hours; and (iii) cause the office areas of the Premises to be cleaned on Mondays-Fridays (except for Building Holidays) provided the same are kept in order by Tenant substantially in accordance with the cleaning standards generally prevailing in first-class office buildings in Cambridge, Massachusetts.

(c)                                  With respect to furnishing heat on Saturdays, if Landlord determines that the majority of tenants in the Building are not utilizing their premises on Saturdays, then in order to conserve energy, Landlord reserves the right to provide such service only on request; service during the hours between 8:00 a.m. and 1:00 p.m. will be without charge to Tenant, but Tenant must request same by giving Landlord written notice thereof at least one (1) business day prior to the date such service is required.

8.4                               Air Conditioning.

(a)                                 Landlord shall furnish to and distribute in the Premises air conditioning as normal seasonal changes may require during Business Hours when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant.  Tenant agrees to close the blinds when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the air conditioning system.

(b)                                 With respect to furnishing air conditioning on Saturdays, if Landlord determines that the majority of tenants in the Building are not utilizing their premises on Saturdays, then in order to conserve energy, Landlord reserves the right to provide such service only on request; service during the hours between 8:00 a.m. and 1:00 p.m. will be without charge to Tenant, but Tenant must request same by giving Landlord written notice thereof at least one (1) business day prior to the date such service is required.

8.5                               Additional Heat, Cleaning and Air Conditioning Services.

(a)                                 Landlord will use reasonable efforts, upon one (1) business day’s advance written notice from Tenant of its requirements in that regard, to furnish additional cleaning services to the Premises on days and at times other than as above provided.  Furthermore, Tenant can request additional heat or air conditioning services to the Premises on days and at times other than as above provided on demand from the Premises.

(b)                                 Tenant will pay to Landlord a reasonable charge (i) for any such additional heat or air conditioning service required by Tenant on an hourly basis at the prevailing hourly rate, (ii) for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant’s business, and (iii) for any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, a shipping room or other non-office purposes.  If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant’s request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost.  Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge of overtime heating and cooling is $75.00 per hour (subject to Landlord’s right, from time to time, to increase such charge to reflect actual increases in the cost of providing such services after prior notice to Tenant).

8.6                               Additional Air Conditioning Equipment.  In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by contractors approved by Landlord at Tenant’s sole cost and expense, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate Landlord for the cost incurred by Landlord in operating such additional air conditioning equipment.  All such equipment shall be submetered as provided in Section 8.1 hereof Landlord agrees that the HVAC in the Building is sufficient for Tenant’s Permitted Use based on the layout provided for Landlord’s TI Work.

8.7                               Repairs.  Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, equipment (including, without limitation, sanitary, plumbing, fire and life safety, electrical, heating, air conditioning, or other systems), exterior windows (except the interior surfaces of windows in tenant spaces), entrance to the Building, lobby of the Building and the Building Garage (as defined in Article 29.12) and other common facilities of both the Building and the Common Areas in good condition and repair.

8.8                               Interruption or Curtailment of Services.

(a)                                 When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of Force Majeure (as defined in Article 26 hereof), whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems.  Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b)                                 Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable) (a “Service Interruption”) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until such condition is cured sufficiently to allow Tenant to occupy the affected portion of the Premises.  For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as three (3) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Service Interruption Cure Period shall be seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c)                                  The provisions of subparagraph (b) of this Section 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).  The remedies set forth in this Section 8.8 shall be Tenant’s sole remedies in the event of a Service Interruption.

8.9                               Energy Conservation.  Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

8.10                        Miscellaneous.  All services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area of the Premises (one person per one hundred fifty (150) square feet of Total Rentable Area of the Premises for air conditioning), which limit Tenant shall in no event exceed.

8.11                        Access.  So long as Tenant shall comply with Landlord’s reasonable security program for the Building, Tenant shall have access to the Premises and (for monthly pass holders) the Building Garage twenty-four (24) hours per day, three hundred sixty-five (365) days per year, during the Term of this Lease, except in an emergency.  The Building is currently accessed by an electronic access system wherein tenants are permitted access to the Building by presenting electronic access cards at the electronic card readers.  Tenant shall have the right, at Tenant’s cost and subject to Landlord’s review and approval, and provided that Tenant provides Landlord with access cards or codes thereto, to install a security system controlling access to the Premises that is compatible with the Building system.

9.                                      OPERATING COSTS AND TAXES

9.1                               Definitions.  As used in this Article 9, the words and terms which follow mean and include the following:

(a)                                 “Operating Year” shall mean a calendar year in which occurs any part of the Term of this Lease.

(b)                                 “Operating Costs in the Base Year” shall be the amount as stated in Exhibit 1.

(c)                                  “Tenant’s Proportionate Share” shall be the percentage as stated in Exhibit 1.

(d)                                 “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; any assessments in connection with any business improvement district in which the Building may be located or any similar program(s) in which the Building may participate; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities.  As of the Execution Date, “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord.  “Taxes” shall also include expenses of tax abatement or other proceedings contesting assessments or levies.  Wherever the term “Building” is used in determining Taxes, it shall mean Taxes specific to the actual Building, or the equitably prorated and apportioned portion of those Taxes which apply to the Building together with other buildings or properties.

(e)                                  “Tax Base” shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months.  Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

(f)                                   “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term of this Lease, the first such Tax Period being the one in which the Rent Commencement Date occurs.

(g)                                  “Operating Costs”:

(1)                                 Definition of Operating Costs.  “Operating Costs” shall mean all costs incurred by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, elevators, cooling and heating equipment.  In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs.  Operating Costs shall include, without limitation, those categories of “Specifically Included Categories of Operating Costs”, as set forth below, but shall not include “Excluded Costs,” as hereinafter defined.  If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings or properties.  Wherever the term “Building” is used in determining Operating Costs, it shall mean Operating Costs specific to the actual Building, or the equitably prorated and apportioned portion of those costs which apply to the Building together with other buildings or properties.

(2)                                 Definition of Excluded Costs.  “Excluded Costs” shall be defined as the following:

(i)                                     Costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building.

(ii)                                  Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building.

(iii)                               All capital expenditures, depreciation and amortization, except as otherwise explicitly provided in this Article 9.

(iv)                              Any cost or expense to the extent that Landlord is reimbursed other than as a payment for Operating Costs, including, but not limited to, (i) work or services performed for any tenant (including Tenant) at such tenant’s cost, (ii) the cost of any item for which Landlord is paid or reimbursed by warranties, service contracts, insurance proceeds or otherwise, (iii) increased insurance premiums or taxes assessed specifically to any tenant of the Building, (iv) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is reimbursed by any tenant; and (v) costs incurred in connection with the making of repairs which are the reimbursed by another tenant of the Building.

(v)                                 Wages, salaries, or other compensation paid to any executive employees above the grade of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

(vi)                              Interest on debt or amortization payments on any mortgage or mortgages (except to the extent that such interest is included together with the amortization of capital expenditures which are permitted to be passed through pursuant to the provisions of this Article 9).

(3)                                 Capital Expenditures.  Capital expenditures for replacements of existing capital items shall not be included in Operating Costs.  If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

(i)                                     Limitation.  Notwithstanding anything to the contrary herein contained, with respect to a new (i.e., as opposed to replacement) capital expenditure, such capital expenditure shall be included in Operating Costs only if:

(x)                                 the new capital item being acquired is required by law first enacted or adopted after the Execution Date of this Lease; or

(y)                                 The new capital item is reasonably projected to reduce Operating Costs.

(ii)                                  Annual Charge-Off.  “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a level payment direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.  However, if a particular capital expenditure effects savings in Building operating costs including, without limitation, energy-related costs, and such savings, on an annual basis (“Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such event, the Annual Charge-Off shall be increased to an amount equal to the Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Annual Savings, with such payments being applied first to interest and the balance to principal.

(iii)                               Useful Life.  “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv)                              Capital interest Rate.  “Capital Interest Rate” shall be defined as an annual rate of either the so-called The Wall Street Journal prime rate at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4)                                 “Specifically Included Categories of Operating Costs.” Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes):  Sales, Federal Social Security, Unemployment and Medicare Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of Landlord and taxes withheld from employees, and “Taxes” as defined in Section 9.1(d) shall not be included herein.

Water:  All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning:  All charges connected with heat and air conditioning supplied to the Building, excluding capital expenses for replacement, except as otherwise permitted under this Lease.

Wages:  Wages and the cost of all employee benefits of all employees of Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning:  The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

Elevator Maintenance:  All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee:  The cost of professional management of the Building in an amount equal to three percent (3%) of the gross revenues of the Building, as adjusted per Section 9.1(g)(5) below.

Office Expenses:  The cost of office expense, including, without limitation, rent, business supplies and equipment.

Electricity:  The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by any occupant of the Building.  If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption.  Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.  Furthermore, if and to the extent that the figure for Operating Costs in the Base Year shall include any component representing the cost to Landlord of electric current supplied to any tenant’s premises under so-called “rent-inclusion” lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Article 9 shall likewise be reduced by the amount for such cost component.

Insurance, etc.:  Fire, casualty, liability, rent loss and such other insurance as may from time to time be carried by Landlord with respect to the Building, and the fees of Landlord’s insurance consultants or brokers in connection therewith.

Other:  Any common area or other charges which Landlord is required to pay with respect to Landlord’s interest in the Building pursuant to any condominium, reciprocal easement or other similar documents applicable thereto and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts.

(5)                                 Gross-Up Provision.  Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or portion thereof falling within the Term (including Operating Costs in the Base Year), if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period.  The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

9.2                               Tax Excess.  If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Tax Excess”.  Tenant shall pay the Tax Excess as follows: commencing July 1, 2016, Tenant shall make monthly estimated payments on account of the projected Tax Excess, as reasonably estimated by Landlord on the basis of the most recent Tax data available.  Such monthly estimated payments shall be made commencing on the aforesaid date and otherwise at the same time and in the same manner as Tenant’s monthly payments of Yearly Rent.  Landlord shall furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Tax Excess.  If the total of Tenant’s monthly estimated payments with respect to any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder.  If the total of such payments is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s billed therefor.

Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor.  The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Section 9.2 shall be based on the original assessed valuations, including the valuation for fiscal/tax year 2016, with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities.  Expenditures for legal fees and for other similar or dissimilar reasonable third party expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3                               Operating Costs Excess.  If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Operating Costs Excess.” Tenant shall pay the Operating Costs Excess as follows: commencing on the later to occur of (x) January 1, 2016 and (y) the Rent Commencement Date, Tenant shall make monthly estimated payments on account of the projected Operating Costs Excess, as reasonably estimated by Landlord on the basis of the most recent Operating Costs data or budget available.  Such monthly estimated payments shall be made commencing on the aforesaid date and otherwise at the same time and in the same manner as Tenant’s monthly payments of Yearly Rent.  Landlord shall furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Operating Costs Excess for each year, and shall provide Tenant with reasonable supporting information upon written request therefor given within two hundred seventy (270) days of Tenant’s receipt of such statement.  If the total of Tenant’s monthly estimated payments with respect to any Operating Year is greater than the actual Operating Costs Excess for such Operating Year, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder (or, if the Term shall have been terminated or expired, Landlord shall refund such excess within thirty (30) days after written request therefor).  If the total of such payments is less than the actual Operating Costs Excess for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after billed therefor.

9.4                               Part Years.  If Tenant is obligated to pay Operating Costs Excess or Tax Excess for only a part of an Operating Year or a Tax Period, Tenant’s Proportionate Share of the

Operating Costs Excess or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period shall be reduced to an amount determined by multiplying such Tenant’s Proportionate Share by a fraction, the numerator of which is the number of days within such Operating Year or Tax Period for which Tenant has liability for the Operating Costs Excess or Tax Excess, as the case may be, and the denominator of which is three hundred sixty-five (365).

9.5                               Effect of Taking.  In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking.  Tenant’s Proportionate Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.6                               Disputes, etc.  Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided.  Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the Term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.                               CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the Premises, provided that any changes made to the Premises shall not materially impact Tenant’s use thereof for the Permitted Use or materially reduce the usable area of the Premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building (other than to or within the Premises) and/or the Common Areas, provided, however, that there be no unreasonable material obstruction of the right of access to the Premises or the parking described in Section 29.12, or unreasonable interference with the use and enjoyment of the Premises by Tenant.  Any entry by Landlord shall be in accordance with Section 2.3.  Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.  Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building provided Landlord gives at least thirty (30) days’ prior written notice to Tenant, at any time, and further provided that Landlord shall reimburse Tenant for the actual reasonable cost of new stationery, business cards and marketing materials required as a result of such change.  Neither this Lease nor any use by

Tenant shall give Tenant any right or easement for the use of any door, passage, concourse or walkway within the Building (other than to or within the Premises) or in the Common Areas, and the use of such doors, passages, concourses or walkways may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.  Landlord shall use commercially reasonable efforts to perform exceptionally noisy or otherwise invasive work in the vicinity of the Premises in a manner which will minimize interference with Tenant’s use and enjoyment of the Premises to the extent reasonably practicable.

If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including but not limited to Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from its obligations hereunder or constitute an eviction, provided that Landlord shall use commercially reasonable efforts to minimize the period during which any windows are closed or darkened as aforesaid.

11.                               FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the Term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of this Lease.  All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises.  Landlord agrees to notify Tenant whether it will be required to remove any such fixtures, equipment, improvements and appurtenances at the end of the term at the time that Landlord approves Tenant’s plans for same.  Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord, will be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant.  If this Lease shall be terminated by reason of Tenant’s breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant’s property in the Premises or elsewhere in the Building at the time of such termination to secure Landlord’s rights under Article 21 hereof.  Tenant shall, within ten (10) days of Landlord’s written request, from time to time, execute and deliver to Landlord such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect such lien.

12.                               ALTERATIONS AND IMPROVEMENTS BY TENANT

Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises (“Alterations”) without Landlord’s prior written consent and then only those that are made by contractors or mechanics approved by Landlord.  No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds with respect to work, the cost of which exceeds Seventy-Five Thousand and 00/100 Dollars ($75,000.00).  No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.  Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld.  Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever.  Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators.  Any such Alterations shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate, and Tenant shall pay Landlord an oversight fee equal to three percent (3%) of the hard costs of any such work.  If Tenant shall make any Alterations, then Landlord may elect to require Tenant at the expiration or sooner termination of the Term of this Lease to restore the Premises to substantially the same condition as existed at the Commencement Date.  If Tenant so requests in writing at the time that Tenant requests Landlord’s approval of such Alterations, Landlord agrees to make such election at the time that Landlord approves Tenant’s plans for any such Alterations.

Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without paying the aforesaid oversight fee, to make interior nonstructural Alterations costing not more than Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in each instance, provided however that:

(a)                                 Tenant shall give prior written notice to Landlord of such Alterations;

(b)                                 Tenant shall submit to Landlord plans for such Alterations if Tenant utilizes plans for such Alterations; and

(c)                                  such Alterations shall not materially affect any of the Building’s systems, or the ceiling of the Premises.

13.                               TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS

Whenever Tenant shall make any Alterations in or to the Premises—whether such work be done prior to or after the Commencement Date—Tenant will strictly observe the following covenants and agreements:

(a)                                 Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if, in the reasonable judgment of Landlord, their use may cause any harm to Landlord or create any difficulty, whether in the nature of a labor dispute or otherwise, in the construction, maintenance and/or operation of the Building or any part thereof

(b)                                 In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such Alteration which is subject to any lien (other than a notice of contract or mechanics’ lien which shall be governed by the provisions hereunder set forth), charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement, except for leased office equipment that is not permanently attached to the Premises.  No installations or work shall be undertaken or begun by Tenant until Tenant has complied with the requirements of Article 12 hereof.  Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.  If Tenant fails so to discharge or bond any lien, Landlord may do so at Tenant’s expense, and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(c)                                  All installations or work done by Tenant shall be at its own expense (except as otherwise specifically set forth herein) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) the Rules and Regulations of Landlord, initially set forth in Exhibit 4 hereof, as the same may be modified from time to time over the Term of this Lease; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

(d)                                 Tenant shall procure all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord and Landlord’s managing agent from all injury, loss or damage to any person or property occasioned by or growing out of such work, except to the extent caused by the negligence or willful misconduct of Landlord.  Tenant shall cause contractors employed by Tenant (i) to carry the insurance required in Section II of Exhibit 3 and (ii) to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.                               REPAIRS BY TENANT—FLOOR LOAD

14.1                        Repairs by Tenant.  Except as otherwise provided in Article 8 hereof, Tenant shall keep the Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the Term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted.  Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant within the Premises, including, without limitation, copiers, laser printers, computers and refrigerators.  Tenant shall make all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work.  Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or, during the continuance of any Event of Default, the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2                        Floor Load—Heavy Machinery.  Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.  Landlord reserves the right to prescribe the weight and position of all unusually heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent.  If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  Except as otherwise required or directed in writing by Landlord, proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15.                               INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1                        General Liability Insurance.  Tenant shall procure, keep in force, maintain and pay for insurance throughout the Term in accordance with the terms and in the amounts set forth in Exhibit 3.

15.2                        General.  Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from Tenant’s breach of this Lease or:

(a)                                 On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

(b)                                 On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors or anyone acting by, through or under any of the foregoing; and

(c)                                  On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either, or anyone acting by, through or under any of the foregoing) on the Premises during the Term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises.

15.3                        Property of Tenant.  In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, other than as a direct result of the gross negligence or willful misconduct of Landlord, its agents, contractors, or employees, no part of said damage or loss shall be charged to, or borne by, Landlord.

15.4                        Bursting of Pipes, etc.  Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless (x) caused by or due to the negligence of Landlord, its agents, servants or employees, and (y) if Tenant knew of such condition sufficiently in advance of the occurrence of any such injury or damage as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition, only after (i) notice to Landlord of the condition and (ii) the expiration of a reasonable time (such reasonableness to take into account the potential seriousness of the condition and, in the event of imminent danger to persons or property, shall mean promptly upon receipt of such notice) after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition.  In the case of (ii) above, pending such cure or correction by Landlord, Tenant shall take such commercially reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property within the Premises.  Subject to the foregoing, in no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.  Nothing in this Section 15.4 shall abrogate Landlord’s continuing repair obligations set forth in Section 8.7 hereof.

15.5                        Repairs and Alterations—No Diminution of Rental Value.

(a)                                 Except as may be otherwise specifically provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements, or any related work made by Landlord, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

(b)                                 Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.  For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as three (3) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c)                                  The provisions of subparagraph (b) of this Section 15.5 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).  The remedies set forth in this Section 15.5 shall be Tenant’s sole remedies in the event of Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord.

16.                               ASSIGNMENT, MORTGAGING AND SUBLETTING

(a)                                 Except as expressly provided in this Article 16, Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, hypothecated, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than the Permitted Use, or be sublet, or offered or advertised for subletting without the prior written consent of Landlord, which consent shall be granted or withheld in accordance with this Article 16.  Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a business entity, that the assignment or transfer of this Lease, and the Term and estate hereby granted, to any business entity into which Tenant is merged or reorganized, or with which Tenant is consolidated, or which purchases all or substantially all of the ownership interests or assets of Tenant, which business entity shall have a net worth at least equal to the greater of (x) that of Tenant immediately prior to such merger, reorganization, consolidation or purchase, or (y) that of Tenant on the Execution Date hereof (such business entity being hereinafter called “Permitted Assignee”), shall not be deemed to be prohibited hereby if, and upon the express conditions that (i) Tenant is not in default of its obligations hereunder on the date of such merger, reorganization, consolidation or purchase, (ii) Permitted Assignee owns or will own immediately after such merger, reorganization, consolidation or purchase all or substantially all of the assets of Tenant, and (iii) Permitted Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement (“Assumption Agreement”) in form and substance reasonably satisfactory to Landlord whereby Permitted Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Permitted Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

(b)                                 Except for an assignment or sublease to a Permitted Assignee or to an Affiliated Entity, as defined in Article 16(c) below, and provided that in the case of a proposed sublease, the proposed sublease is for in excess of fifty percent (50%) of the Premises then demised to Tenant under the Lease and is for a term that is for substantially all or all of the then remaining Term of the Lease (a “Triggering Sublease”) then, notwithstanding anything to the contrary in this Lease contained:

(1)                                 Tenant shall, prior to offering or advertising the Premises, or any portion thereof, for sublease or assignment give Landlord a Recapture Offer, as hereinafter defined.

(2)                                 For the purposes hereof, a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

(i)                                     States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

(ii)                                  Identifies the affected portion of the Premises (“Recapture Premises”).

(iii)                               Identifies the period of time (“Recapture Period”) during which Tenant proposes to sublet the Recapture Premises or to assign its interest in this Lease.

(iv)                              Offers to Landlord to terminate this Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the Term of this Lease) or to suspend the Term of this Lease pro tanto in respect of the Recapture Period (i.e., the Term of this Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the Premises then demised to Tenant).

(3)                                 Landlord shall have thirty (30) days to accept a Recapture Offer.  If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or, if Tenant desires to enter into a sublease that is not a Triggering Sublease, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant’s interest in this Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

(4)                                 For the purposes hereof, a “Qualified Transferee” shall be defined as a person, firm or corporation which, in Landlord’s reasonable opinion:

(i)                                     is financially responsible and of good reputation;

(ii)                                  is engaged in a business, the functional aspects of which, with respect to the Premises, are similar to the use of other premises made by other office space tenants in the Building; and

(iii)                               is not a Restricted Occupant, as hereinafter defined.

(5)                                 For the purposes hereof, a “Restricted Occupant” shall be defined as any tenant or subtenant of premises in the Building (“Occupant”) unless such Occupant satisfies all three of the following criteria:

(i)                                     Such Occupant desires to occupy the Recapture Premises for expansion purposes only; and

(ii)                                  Such Occupant’s occupancy of the Recapture Premises will not, either directly or indirectly, cause a vacancy in the premises which such Occupant then occupies in the Building; and

(iii)                               Such Occupant’s need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant requests Landlord’s consent to such Occupant) be satisfied by Landlord.

(6)                                 Notwithstanding anything to the contrary in this Article 16(b) contained:

(i)                                     If Tenant is in default of its obligations under this Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment; and

(ii)                                  If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of said thirty (30) day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer to terminate or suspend this Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred eighty (180) day period unless Tenant again offers, in accordance with this Article 16(b), either to terminate or to suspend this Lease in respect of the portion of the Premises proposed to be sublet (or in respect of the entirety of the Premises in the event of a proposed assignment, as the case may be).  If Tenant shall make any subsequent offers to terminate or suspend this Lease pursuant to this Article 16(b), any such subsequent offers shall be treated in all respects as if it is Tenant’s first offer to suspend or terminate this Lease pursuant to this Article 16(b), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be thirty (30) days.

(7)                                 Notwithstanding anything to the contrary herein contained, Tenant shall have no right, under this Article 16(b) hereof, prior to the date one (1) year after the Commencement Date.  Without limiting the foregoing, Tenant shall have no right to give Landlord a Recapture Offer prior to the date one (1) year after the Commencement Date.

(8)                                 No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

(c)                                  Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease or to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined.  For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant.  For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

(d)                                 If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of Tenant named on Exhibit 1 as the party Tenant under this Lease.  No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

(e)                                  In the event of an assignment of this Lease or a sublease of the Premises or any portion thereof to anyone other than a Permitted Assignee or Affiliated Entity, Tenant shall pay to Landlord fifty percent (50%) of any Net Transfer Profit (as defined below), payable in accordance with the following.  In the case of an assignment of this Lease, “Net Transfer Profit”: (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys’ fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, “Transfer Expenses”), and (2) shall be payable concurrently with the payment to be made by the assignee to Tenant.  In the case of a sublease, “Net Transfer Profit”:  (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the Premises or allocable to the sublet portion thereof, once Tenant has recouped the Transfer Expenses applicable to such sublease from such excess, and (4) shall be payable on a monthly basis concurrently with the subtenant’s payment of rent to Tenant under the sublease.

(f)                                   The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(g)                                  Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requests by Tenant to sublet the Premises or assign its interest in this Lease, provided that if Landlord’s actual reasonable costs and expenses therefor (including reasonable attorneys’ fees) exceed $1,000.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.  Such fee or costs shall be deemed to be additional rent under this Lease.

17.                               MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1                        Rules and Regulations.  Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit 4 and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.  Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.

17.2                        Access to Premises.  Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not reduce the floor area to more than a de minimus extent, or materially adversely affect the appearance thereof; (ii) upon prior oral/email notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any underlying lease, and their representatives, to have free and unrestricted access to and, subject to Section 2.3 hereof, to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary Business Hours to any existing or prospective mortgagee, purchaser, or assignee of any mortgage of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Expiration Date to any person contemplating the leasing of the Premises or any part thereof.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, upon not less than two (2) business days’ written notice, except that no notice shall be required in an emergency, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease.  Provided that Landlord shall incur no material additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises.

17.3                        Accidents to Sanitary and Other Systems.  Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises of which Tenant has actual knowledge.  Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant.  In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant.  Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

17.4                        Signs, Blinds and Drapes.  Tenant shall put no signs in any part of the Building.  No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant.  Notwithstanding the foregoing, Tenant shall have the right, during the Term of this Lease, to list Tenant’s name on the Building directory in the lobby of the Building and on the fourth (4th) floor lobby directory.  The initial listing of Tenant’s name shall be at Landlord’s cost and expense.  Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense.  Landlord shall, at Landlord’s cost and expense, install a Building standard tenant identification sign on Tenant’s entrance door to the Premises listing the name of Tenant.  Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn.  Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design.  Neither Landlord’s name, nor the name of the Building or the name of any other structure erected or used in conjunction therewith shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

17.5                        Estoppel Certificate.  Each of Landlord and Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior notice from the other party (the “Requesting Party”), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not the Requesting Party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as the Requesting Party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein or of any interest in Tenant, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof.  Time is of the essence in respect of any such requested certificate, each party hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.  If either of Landlord or Tenant fails to so execute and deliver such estoppel certificate within such ten (10) day period, then the requesting party shall be entitled to send the other party a second notice requesting such execution and delivery of such estoppel certificate (“Second Notice”), and if the other party fails to execute and deliver such estoppel certificate within three (3) days after the Second Notice, then such failure shall be deemed to be a default of the other party’s obligations under the Lease.  The provisions of Section 26(d) shall not apply to any default pursuant to this Section 17.5.

17.6                        Prohibited Materials and Property.  Tenant shall not bring or permit to be brought or kept in or on the Premises and shall not bring elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material , chemical or substance including, without limitation, any hazardous substances (collectively, “Hazardous Materials”) as defined under applicable state or local law, under the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office and cleaning supplies used, stored, and disposed of in accordance with applicable law), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under the insurance set forth in Exhibit 3, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise.  Tenant shall not cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

17.7                        Requirements of Law—Fines and Penalties.  Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s particular use (as opposed to office use, generically) of the Premises.  Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with.  If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

17.8                        Tenant’s Acts—Effect on Insurance.  Tenant shall not do or permit to be done any act or thing upon the Premises and shall not do any act or thing elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason.  Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder.  If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9                        Miscellaneous.  Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or exclusively serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof.  Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of Tenant under this Lease.

18.                               DAMAGE BY FIRE, ETC.

(a)                                 During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time:—(i) Landlord shall keep the Building (excluding Alterations installed in the Premises after the Commencement Date (“Later Alterations”) and any personal property or trade fixtures installed by or at the expense of Tenant) insured in accordance with Exhibit 3; and (ii) Tenant shall keep its personal property and trade fixtures in and about the Premises and the Later Alterations insured in accordance with Exhibit 3.

(b)                                 If any portion of the Premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, or the use thereof or access thereto shall be legally prohibited (or prohibited by Landlord) due to fire or other insured casualty (regardless of whether or not such fire or other insured casualty actually damages the Premises), Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the real property of which the Premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any Later Alterations as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord’s repair work on the Premises, that such repairs to such Later Alterations shall be performed by Landlord but at Tenant’s expense; in all other respects, all repairs to and replacements of Tenant’s property and Later Alterations shall be made by and at the expense of Tenant.  If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Yearly Rent (together with Operating Costs Excess and Tax Excess) or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant), or legal access thereto or use thereof as aforesaid, shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land or Landlord’s interest therein shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage or associated business interruption because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, there shall be no abatement of rent.  Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.  If (i) the Premises (or legal access thereto or use thereof) are so damaged or prevented by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Expiration Date, or (ii) the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord’s judgment be required, then and in either of such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.  In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent (together with Operating Costs Excess and Tax Excess) for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

(c)                                  If any portion of the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected, then, within forty-five (45) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time to complete such repairs.  If the time period (“Estimated Restoration Period”) set forth in such estimate shall exceed one hundred eighty (180) days of the date of such casualty, Tenant may elect, by a notice sent within fifteen (15) days after notice of such estimate is sent to Tenant, to terminate this Lease.  If such estimate shall fall within the 180-day limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this Article 18, proceed to complete the repairs or restoration, subject always to delays for causes beyond Landlord’s reasonable control including, but not limited to the causes specified in Article 26 hereof, and the other limitations set forth in this Article 18.

19.                               WAIVER OF SUBROGATION

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives, and in the case of Tenant, against Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder.  Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord.  In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation.  The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section.  The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

20.                               CONDEMNATION - EMINENT DOMAIN

In the event that the Premises or any part thereof, or the whole or any material part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation.  In the event that a material part of the Premises or the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective.  In the event of any such termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1, and the Yearly Rent (together with Operating Costs Excess and Tax Excess) shall be apportioned as of such date.  If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.  Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request.  In the event of any taking of the Premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Expiration Date or earlier termination of this Lease.

21.                               DEFAULT

21.1                        Conditions of Limitation - Re-entry - Termination.  This Lease and the herein Term and estate are, upon the condition that if (a) subject to Section 21.2, Tenant shall neglect or fail to perform or observe any of Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord when due (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) intentionally omitted; or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc.  and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc.  within sixty (60) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the Term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Section 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date as stated in Exhibit 1.  Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, in any manner permitted by law, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant.  The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2                        Grace Period.  Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in any twelve (12) month period there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default,

Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.

Notwithstanding anything to the contrary in this Section 21.2 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

21.3                        Damages - Termination.  Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x)                                 the amount (the “Excess Amount”) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Expiration Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the Premises for such period, as such Excess Amount is reduced to present value using a discount rate of the then-applicable federal discount rate;

or:

(y)                                 amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord.  If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Costs Excess, all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

21.4                        Fees and Expenses.

(a)                                 If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, beyond any applicable notice and grace period except in the case of emergency, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant.  If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, beyond any applicable notice and grace period except in the case of emergency, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b)                                 Each party shall pay the other party’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation under this Lease or (ii) as a result of either party without its fault, being made party to any litigation pending by or against the other party or any persons claiming through or under the other party.  In the event of any litigation between the parties, the losing party shall, upon demand, reimburse the prevailing party for its reasonable attorneys’ fees and court costs.

21.5                        Waiver of Redemption.  Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

21.6                        Landlord’s Remedies Not Exclusive.  The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

22.                               END OF TERM - ABANDONED PROPERTY

Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Section 8.7 and Articles 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration.  Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by or for Tenant in the Premises or elsewhere in the Building, and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit.  If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

Any holding over by Tenant or anyone claiming under Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) one hundred fifty percent (150%) for the first sixty (60) days of such holding over and two hundred percent (200%) thereafter of the Yearly Rent and Tax Excess and Operating Costs Excess calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) one hundred twenty-five percent (125%) of the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises.  In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease.  Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless Tenant fails to vacate the Premises within sixty (60) days after the expiration or earlier termination of the Term of the Lease.

23.                               SUBORDINATION

(a)                                 Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor; provided, however, that the holder of any future mortgage shall enter into a subordination, non-disturbance and attornment agreement with Tenant which agreement shall be on such mortgagee’s then-current standard form, provided that the same is commercially reasonable.  In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request.  Notwithstanding the foregoing, upon Tenant’s written request after the execution and delivery hereof, Landlord agrees to use reasonable efforts to obtain.  Tenant shall pay any charges (including reasonable legal fees) required by such mortgagee as a condition to entering into such agreement.  Landlord hereby represents that, as of the Execution Date, there are no mortgages affecting the Building.

(b)                                 Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease.  Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant.  In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request.

(c)                                  Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor’s or mortgagee’s consent where such consent is required by applicable ground lease or mortgage documents.  In the event of such succession to the interest of Landlord — and notwithstanding that any such mortgage or ground lease may antedate this Lease — Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all Tenant’s obligations under this Lease without the necessity of the execution of any further instrument, provided that such ground lessor or mortgagee agrees that provided Tenant is not in default under the terms of this Lease beyond all applicable notice and cure periods, it shall not disturb Tenant quiet enjoyment of the Premises.  Nevertheless, Tenant agrees at any time and from time to time during the Term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid and the mortgagee’s agreement not to disturb Tenant’s occupancy.

(d)                                 The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust.  The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust.  The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e)                                  If Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor, then Landlord shall be entitled to send Tenant a second notice requesting such execution and delivery of such certificate or instrument (“Second Notice”), and if Tenant fails to execute and deliver such certificate or instrument within three (3) days after the Second Notice, then Tenant shall pay to Landlord a fee in the amount of Five Hundred and 00/100 Dollars ($500.00) per day for each day beyond the third (3rd) day after the Second Notice that Tenant fails to execute and deliver such certificate or instrument.  Such fee shall be in addition to Landlord’s other remedies hereunder.

(f)                                   In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised in writing and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.                               QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.                               ENTIRE AGREEMENT — WAIVER — SURRENDER

25.1                        Entire Agreement.  This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein.  Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral.  Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2                        Waiver by Landlord.  The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations, provided that Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.  No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3                        Surrender.  No act or thing done by Landlord during the Term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.  In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.                               INABILITY TO PERFORM - EXCULPATORY CLAUSE

(a)                                 Except as may be otherwise specifically herein provided, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of Force Majeure, as hereinafter defined.  In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.  For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond a party’s control or attributable to the other party’s action or inaction.

(b)                                 Except as may be otherwise specifically herein provided, this Lease and the obligations of Landlord to perform all the covenants, agreements, terms, provisions and conditions hereunder on the part of Landlord to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill any of its obligations under this Lease (specifically excepting, however, the obligation to pay rent and the obligation to vacate the Premises at the expiration or earlier termination of the Term hereof, as to which obligations this Section 26(b) shall not apply) if Tenant is prevented or delayed from so doing by reason of Force Majeure.  In each such instance of inability of Tenant to perform, Tenant shall exercise reasonable diligence to eliminate the cause of such inability to perform.

(c)                                  Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability.  This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said real estate, as aforesaid.  In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages.  Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.

(d)                                 Landlord shall not be deemed to be in default of its obligations under this Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default.  Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate this Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under this Lease.

27.                               BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party (“Notice”) shall be in writing and shall be deemed to have been duly given when either delivered or served personally, or when delivery is first attempted or refused, provided that such Notice shall be addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the Premises (or at Tenant’s address as stated in Exhibit 1, if delivered or mailed prior to Tenant’s occupancy of the Premises), or if any address for notices shall have been duly changed as hereinafter provided, if addressed as aforesaid to the party at such changed address.  Notices shall be delivered by hand, by United States mail (certified, return receipt requested, and prepaid), or by Federal Express or other recognized overnight delivery service which provides a receipt for, or other proof of, delivery (prepaid).  Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is a street address within the United States.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full, unless herein otherwise provided, within thirty (30) days after submission thereof by Landlord to Tenant.  Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.  If Tenant has not objected to any statement of additional rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

28.                               PARTIES BOUND — TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.                               MISCELLANEOUS

29.1                        Separability.  If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2                        Captions, etc.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.  References to “State” shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

29.3                        Broker.  Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building, with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1.  Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated as Landlord’s Broker in Exhibit 1.  Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1.  Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

29.4                        Intentionally Omitted.

29.5                        Arbitration.  Any disputes relating to provisions or obligations in this Lease as to which a specific provision or a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified in Section 29.6), as from time to time amended.  Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association.  Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts.  The arbitrator shall hear the parties and their evidence.  The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1), and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed.  The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision.  No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Costs Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

29.6                        Governing Law.  This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7                        Assignment of Rents.

With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building or Landlord’s interest therein, Tenant agrees:

(a)                                 that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to Tenant, elect to receive rent payments; and

(b)                                 that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed Landlord’s obligations thereunder only upon notice of its exercise of the option stated in Article 23 hereof to receive rents under this Lease.

29.8                        Representation of Authority.  By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party.  If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9                        Expenses Incurred by Landlord Upon Tenant Requests.  Except in connection with requests by Tenant to sublet the Premises or assign its interest in this Lease, as to which the review fee set forth in Article 16 shall apply, and requests in connection with Alterations (as to which the fee set forth in Article 12 shall apply, Tenant shall, upon demand, reimburse Landlord for all reasonable third party expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the Premises and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant.  Such costs shall be deemed to be additional rent under this Lease.

29.10                 Survival.  Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Sections 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the Term of this Lease.

29.11                 Financial Statements.  Tenant, within fifteen (15) days after request (such request to be made not more than one time in any twelve (12) month period unless required in connection with a contemplated sale or refinancing of the Building, or unless Tenant is in default beyond applicable notice and grace periods of its obligations under the Lease), shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.  Landlord shall maintain all financial information of Tenant in confidence, except Landlord may disclose such information to lenders, prospective purchasers of the Building or Landlord’s interest therein, and its professional advisors after obtaining assurances from such parties that they will maintain such information in confidence.

29.12                 Parking.

(a)                                 Number of Passes.  Landlord shall provide to Tenant certain monthly parking passes (“Parking Passes”) in the parking garage located beneath the Building (“Building Garage”), as follows:

Location	Minimum/Maximum Number of Passes	Reserved/Unreserved
Building Garage	Minimum: 28 Maximum: 28	Unreserved
Building Garage	Minimum: 2 Maximum: 2	Reserved

(b)                                 Parking Passes.  During the Term of this Lease, Tenant shall have the right to use, and shall be obligated to pay for, twenty-eight (28) unreserved Parking Passes.  The unreserved Parking Passes shall be paid for by Tenant at the then current prevailing rate for unreserved parking in the Building Garage, as such rate may vary from time to time.  Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for unreserved Parking Passes is $250.00 per month, per pass, subject to increase from time to time.  During the Term of this Lease, Tenant shall have the right to use, and shall be obligated to pay for, two (2) reserved Parking Passes.  The reserved Parking Passes shall be paid for by Tenant at the then current prevailing rate for reserved parking in the Building Garage, as such rate may vary from time to time.  Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for reserved Parking Passes is $300.00 per month, per pass, subject to increase from time to time.

(c)                                  Building Garage Operator.  Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Building Garage (“Building Garage Operator”).  In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Building Garage Operator and pay the Building Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Building Garage Operator unless caused by the negligence or willful misconduct of Landlord.  It is understood and agreed that the identity of the Building Garage Operator may change from time to time during the Term.  In connection therewith, any parking lease or agreement entered into between Tenant and a Building Garage Operator shall be freely assignable by such Building Garage Operator or any successors thereto.

(d)                                 No Liability — Building Garage.  Neither Landlord nor any Building Garage Operator shall be responsible for money, jewelry, vehicles or other personal property lost in or stolen from the Building Garage regardless of whether such loss or theft occurs when the Building Garage or other areas therein are locked or otherwise secured.  Except as caused by the negligence or willful misconduct of Landlord or any Building Garage Operator and without limiting the terms of the preceding sentence, neither Landlord nor any Building Garage Operator shall be liable for any loss, injury or damage to persons using the Building Garage or vehicles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Building Garage shall be at the sole risk of Tenant and its employees.

(e)                                  General Provisions.  Tenant shall have no right to sublet, assign, or otherwise transfer any of the Parking Passes, other than in connection with an assignment of this Lease or a sublease of part or all of the Premises permitted pursuant to Article 16 hereof.  No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Parking Passes, unless Tenant is unable to use the any of Tenant’s parking passes for more than one (1) business day pursuant to this Section 29.12 due to the unavailability of such parking passes.  If, for any reason, Tenant shall fail timely to pay the charge for said Parking Passes, such failure will be a monetary default hereunder and at Landlord’s election, in addition to Landlord’s other remedies hereunder, Tenant shall have no further right to such Parking Pass under this Section 29.12.  Parking pursuant to the unreserved Parking Passes will be on an unassigned, non-reserved basis, and shall be subject to the rules and regulations from time to time in force.  Parking pursuant to the reserved Parking Passes will be on an assigned, reserved basis, and shall be subject to the rules and regulations from time to time in force.

(f)                                   Parking Rules and Regulations.  Landlord or the Building Garage Operator shall have the right from time to time to promulgate reasonable rules and regulations regarding the Building Garage, the Parking Passes and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like.  Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(g)                                  No Overnight Storage.  Tenant shall not store or permit its employees to store any vehicles in the Building Garage without the prior written consent of Landlord or the Building Garage Operator.  Except for emergency repairs, Tenant and its employees shall not perform any work on any vehicles while located in the Building Garage or on the Property.  If it is necessary for Tenant or its employees to leave a vehicle in the Building Garage overnight, Tenant shall provide Landlord and the Building Garage Operator with prior notice thereof designating the license plate number and model of such vehicle.

(h)                                 Temporary Closure — Building Garage.  Landlord and the Building Garage Operator shall have the right to temporarily close the Building Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Building Garage.

(i)                                     Access Cards.  The Building Garage Operator may elect to provide parking cards or keys to control access to the Building Garage.  In such event, Landlord or the Building Garage Operator shall provide Tenant with one card or key for each Building Garage Pass that Tenant is entitled to hereunder, provided that Landlord or the Building Garage Operator shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

29.13                 Anti-Terrorism Representations.  Tenant represents and warrants to Landlord that:

(a)                                 Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(b)                                 Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(c)                                  Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

29.14                 Waiver of Trial by Jury.  Each of Landlord and Tenant hereby waives any right to trial by jury in any action, proceeding or brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

29.15                 No Offset.  Except as may be otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or warranties or promises under this Lease, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same.  Further, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable, but shall look solely to Landlord for satisfaction of such claim.

29.16                 Tenant’s Option to Extend the Term of the Lease.  On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, beyond applicable grace and cure periods, as of the time of option exercise and as of the commencement of the hereinafter described additional Term, that Tenant has not assigned this Lease other than to a Permitted Assignee, and that Tenant, itself, or a Permitted Assignee, is occupying at least seventy-five percent (75%) of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option (“Extension Option”) to extend the Term of this Lease for one (1) additional five (5) year period, such additional term commencing as of commencing as of the expiration of the initial term of the Lease (“Extension Term”).  Tenant may exercise its Extension Option by giving Landlord written notice (“Extension Notice”) on or before the date that is twelve (12) months prior to the expiration of the Expiration Date of the initial Term of the Lease.  Upon the timely giving of the Extension Notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease.  If Tenant fails to timely give the Extension Notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Section 29.16.

(b)                                 The Yearly Rent during the Extension Term shall be based upon the Fair Market Rental Value, as defined in and determined pursuant to Subparagraph (e) of this Section 29.16, as of the commencement of the Extension Term, of the Premises then demised to Tenant.

(c)                                  Tenant shall have no further option to extend the Term of the Lease other than the Extension Term.

(d)                                 Notwithstanding the fact that Tenant’s exercise of the Extension Option shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the Extension Term after Tenant exercises the Extension Option, except that, if has not yet been determined, the Yearly Rent payable in respect of the Extension Term may not be set forth in said amendment.  In such event, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 29.16, unless otherwise specifically provided in such lease amendment.

(e)                                  (i)                                     “Fair Market Rental Value” shall be computed as of the commencement of the Extension Term at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for renewal leases or renewal agreements to lease then currently being executed in comparable space located in the Building, or if no leases or agreements to lease (including letters of intent, if executed by both Landlord and Tenant) are then currently being executed in the Building, the Fair Market Rental Value shall be determined by reference to renewal leases or renewal agreements to lease (including letters of intent, if executed by both Landlord and Tenant) then currently being negotiated or executed for comparable space located elsewhere in comparable first-class office buildings located in the East Cambridge, Massachusetts market area.  In determining Fair Market Rental Value, all relevant factors shall be considered.

(ii)                                  Dispute as to Fair Market Rental Value

Landlord shall initially designate Fair Market Rental Value by notice to Tenant thereof given at least eleven (11) months before the Expiration Date.  If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, to provide Landlord with Tenant’s written designation of Fair Market Rental Value and submit such Fair Market Rental Value to arbitration, failing which, Tenant shall be conclusively deemed to have accepted Landlord’s designation of Fair Market Rental Value.  If Tenant so notifies Landlord, Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.  The arbitrators shall select whichever of Tenant’s or Landlord’s written designation of Fair Market Rental Value is nearest to the Fair Market Rental Value determined by the arbitrators and shall have no authority to select any other amount as the Fair Market Rental Value.  The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be an office building owner or a real estate broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined.  Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof.  Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally.  The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed.  If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

29.17                 Tenant’s Right of First Refusal.

(a)                                 Grant of Option; Conditions.  On the conditions set forth below, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, Tenant shall have the ongoing right of first refusal (the “Right of First Refusal”) with respect to all or any portion of the third (3rd) floor of the Building (the “Refusal Space”) for the period from the Execution Date hereof through the date Landlord first executes a lease for the Refusal Space in question with Tenant or another party.  (In other words, the Refusal Space is currently vacant, and Tenant’s Right of First Refusal with respect to any portion of the Refusal Space shall end on the date Landlord first enters into a lease for such portion, whether such lease is with Tenant or with another party.) Tenant’s Right of First Refusal shall be exercised as follows: When Active Negotiations, as hereinafter defined, have occurred with respect to all or a portion of the Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms of such Active Negotiations (with the Pro Rata Modifications, as hereinafter defined) (provided, however, that if the Active Negotiations are in effect because of the exchange of 4 bona fide written proposals, as set forth below, then the Advice shall be based upon the terms of Landlord’s last proposal, with the Pro Rata Modifications) and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within five (5) business days after the date of the Advice.  As used herein, “Active Negotiations” means that Landlord has entered into negotiations with a third party tenant (a “Prospect”) for such portion of the Refusal Space, which negotiations have progressed to the earlier to occur of (i) an exchange of four (4) bona fide written proposals between Landlord and the Prospect, or (ii) a signed letter of intent between Landlord and the Prospect.  Notwithstanding the foregoing, Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(1)                                 Tenant is in default under the Lease beyond any applicable notice and cure periods at the time that Landlord would otherwise deliver the Advice; or

(2)                                 the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice, other than to a Permitted Assignee; or

(3)                                 the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice, other than to a Permitted Assignee; or

(4)                                 the Refusal Space is not intended for the exclusive use of Tenant or a Permitted Assignee during the Term.

(b)                                 Terms for Refusal Space.

Upon Tenant’s delivery of a Notice of Exercise, the Refusal Space in question shall be considered a part of the Premises, provided that except as otherwise set forth herein, all of the terms stated in the Advice shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space.  The following shall apply to Tenant’s leasing of the Refusal Space:

(1)                                 The term for the Refusal Space shall commence upon the commencement date stated in the Advice.

(2)                                 If at least five (5) years remain in the Term at the time Tenant delivers its Notice of Exercise, then the term for the Refusal Space shall be coterminous with the Term hereof.  If less than five (5) years remain in the Term at the time Tenant delivers its Notice of Exercise, then the term for the Refusal Space shall be as set forth in the Advice.

(3)                                 Tenant shall pay Yearly Rent and additional rent for the Refusal Space in accordance with the terms and conditions of the Advice.

(4)                                 If, pursuant to Section 29.17 (b)(2) above, the term for the Refusal Space is different than the term contemplated by the Active Negotiations, then any free rent or Landlord construction allowance contemplated in the Active Negotiations shall be pro-rated to reflect such difference in term (the “Pro Rata Modifications”).

(5)                                 The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space.

(c)                                  Termination of Right of First Refusal.  The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earliest to occur of (i) Tenant’s failure to exercise its Right of First Refusal within the five (5) business day period provided in subparagraph (a) above (provided, however, that if Landlord does not lease the Refusal Space to the Prospect whose interest triggered Tenant’s Right of First Refusal in substantial accordance with the terms of the Advice, then Tenant shall continue to have a Right of First Refusal with respect to any other Prospect interested in the Refusal Space or with respect to the Prospect on any terms materially different from the Advice, subject to all of the other conditions of this Section 29.17, including without limitation the outside date referenced in (iii) below); (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in subparagraph (a) above, and (iii) with respect to each portion of the Refusal Space, the date such portion is first leased to Tenant or someone else.  (the “Outside Refusal Space Date”).

(d)                                 Refusal Space Amendment.  If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises in accordance with the provisions set forth above and reflecting the changes in the Yearly Rent, Total Rentable Area of the Premises, Tenant’s Proportionate Share and other appropriate terms.  A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within fifteen

(15) days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

(e)                                  Confidentiality.  Tenant agrees to keep all of the information contained in the Advice, including without limitation the identity of the Prospect, strictly confidential.

(f)                                   Landlord shall keep Tenant apprised of Landlord’s receipt of any proposals from potential prospective tenants of the Refusal Space prior to the Outside Refusal Space Date.

29.18                 Tenant’s Limited Expansion Option.

(a)                                 Grant of Option; Conditions.  On the conditions set forth below, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, Tenant shall have the one-time right of expansion (the “Expansion Option”) to lease a block of space (the “Expansion Space”) containing a minimum of 20,000 contiguous rentable square feet of floor area and a maximum of the entire remainder of the Unleased (as hereinafter defined) space on the applicable floor of the Building, the exact size and location of which is to be reasonably designated by Landlord, within the Potential Expansion Space, as hereinafter defined.  The Expansion Space shall be located on the third (3rd) floor of the Building, provided, however, that if there is not at least 20,000 contiguous rentable square feet of floor area of Unleased space on the third (3rd) floor of the Building, then the Expansion Space shall be located on the fifth (5th) floor of the Building (collectively, the “Potential Expansion Space”).  Tenant’s Expansion Option shall be in effect for the period from the Execution Date hereof through the date that there is no longer sufficient Unleased Potential Expansion Space remaining to satisfy the Expansion Space (such date, the “Expansion Option Expiration Date”).  As used herein, “Unleased” shall mean that Landlord (i) has not executed a lease for the space in question (with Tenant or with another tenant(s)), and (ii) Landlord does not have copies of a lease for such space outstanding.  (In other words, the Potential Expansion Space is currently vacant, and Tenant’s Expansion Option with respect to each portion of the Potential Expansion Space shall end on the date Landlord first enters into a lease for such portion, whether such lease is with Tenant or with another party.  Furthermore, during any period in which Landlord has a draft lease outstanding, Tenant shall also have no rights in the space to which such draft apply.) While the Expansion Space may be located anywhere within the Potential Expansion Space, Tenant shall have only one Expansion Option hereunder, to lease only one Expansion Space.  Notwithstanding the foregoing, Tenant shall have no such Expansion Option if, at the time of option exercise or at the Commencement Date with respect to the Expansion Space:

(1)                                 Tenant is in default under the Lease beyond any applicable notice and cure periods; or

(2)                                 more than twenty-five percent (25%) of the Premises is sublet, other than to a Permitted Assignee; or

(3)                                 the Lease has been assigned other than to a Permitted Assignee; or

(4)                                 the Expansion Space is not intended for the exclusive use of Tenant or any Permitted Assignee during the Term.

(b)                                 Exercise of Rights to Expansion Space.  Tenant may exercise its option to lease the Expansion Space by giving written notice (“Expansion Exercise Notice”) to Landlord on or before the Expansion Option Expiration Date.  If Tenant fails timely to give such notice, Tenant shall have no further right to lease such Expansion Space, time being of the essence of this Section 29.18.  Upon Tenant’s delivery of the Expansion Exercise Notice, the Expansion Space shall be considered a part of the Premises, and except as otherwise set forth herein, all of the terms and conditions of the Lease shall apply to the Expansion Space.

(c)                                  Lease Provisions Applying to Expansion Space.  The following shall apply to Tenant’s leasing of the Expansion Space:

(1)                                 The term for the Expansion Space shall commence upon the date Landlord delivers the Expansion Space to Tenant, broom clean and free of tenants or other occupants.

(2)                                 The term for the Expansion Space shall be coterminous with the Term hereof, but in no event less than five (5) years.

(3)                                 If Tenant delivers the Expansion Exercise Notice within four (4) months of the Execution Date hereof, Tenant shall pay Yearly Rent and additional rent for the Expansion Space, and be entitled to a Landlord’s Contribution with respect to the Expansion Space, all at the same rate on a per square foot basis as applicable to the Premises originally demised hereunder, but notwithstanding anything to the contrary herein contained, the Rent Commencement Date with respect to the Expansion Space shall be the same as the Rent Commencement Date for the Premises originally demised hereunder.

(4)                                 If Tenant delivers the Expansion Exercise Notice after the date four (4) months after the Execution Date hereof, the Yearly Rent rental rate in respect of such RFO Premises shall be based upon the Fair Market Rental Value determined as set forth above.

(d)                                 Condition of Expansion Space.  Tenant shall take such Expansion Space “as-is” in its then (i.e. as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare the Expansion Space for Tenant’s occupancy, unless otherwise agreed by Landlord in writing at Landlord’s discretion.  The foregoing shall not operate to exclude or waive any improvement allowances, Rent abatement, free Rent or other concessions determined to be part of the Fair Market Rental Value.

(e)                                  Expansion Space Amendment.  If Tenant exercises its Expansion Option, Landlord shall prepare an amendment (the “Expansion Space Amendment”) adding the Expansion Space to the Premises in accordance with the provisions set forth above and reflecting the changes in the Yearly Rent, Total Rentable Area of the Premises, Tenant’s Proportionate Share and other appropriate terms.  A copy of the Expansion Space Amendment shall be sent to

Tenant within a reasonable time after Landlord’s receipt of the Expansion Exercise Notice, and Tenant shall execute and return the Expansion Space Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Expansion Option shall be fully effective whether or not the Expansion Space Amendment is executed.

29.19                 Tenant’s Termination Option.On the conditions set forth below (which conditions Landlord may waive by written notice to Tenant at any time), Tenant shall have the right (“Termination Right”), provided that the Lack of Expansion Space (as hereinafter defined) is in effect, to terminate the term of the Lease effective as of the fifth (5th) anniversary of the Rent Commencement Date (“Effective Termination Date”) by giving Landlord notice (“Tenant’s Termination Notice”) on or before the fourth (4th) anniversary of the Rent Commencement Date (“Notice Date”) and by paying to Landlord, at the time that Tenant gives Tenant’s Termination Notice, the Termination Fee, as hereinafter defined.  Notwithstanding the foregoing, Tenant shall have no such Termination Right if any of the following conditions (collectively, the “Prohibited Conditions”) exist:

(1)                                 at the time Tenant delivers Tenant’s Termination Notice or at the Effective Termination Date, Tenant is in default under the Lease beyond any applicable notice and cure periods; or

(2)                                 at the time Tenant delivers Tenant’s Termination Notice or at the Effective Termination Date, the Premises, or any portion thereof, is sublet to anyone other than a Permitted Assignee; or

(3)                                 at the time Tenant delivers Tenant’s Termination Notice or at the Effective Termination Date, the Lease has been assigned to anyone other than a Permitted Assignee; or

(4)                                 the Other Lease Condition, as hereinafter defined, is not met.  As used herein, the “Other Lease Condition” means both of the following:

(i)                                     within sixty (60) days after the delivery of Tenant’s Termination Notice, Tenant shall deliver to Landlord a copy of a fully-executed letter of intent for Tenant to lease premises within the greater Boston metropolitan area containing at least 15,000 square feet of rentable floor area more than the rentable floor area of the Premises at the time Tenant delivered Tenant’s Termination Notice (premises meeting such criteria, the “Other Premises”); and

(ii)                                  on or before the Effective Termination Date, Tenant shall deliver to Landlord a copy of a fully-executed lease for Other Premises.

(iii)                               Both the copy of the letter of intent to lease the Other Premises, and the copy of the lease for the Other Premises,

may be redacted to remove financial information, but not the location of the building and the size of the Other Premises.

(b)                                 As noted above, Tenant’s Termination Right is conditioned upon the Lack of Expansion Space, as hereinafter defined, being in effect at the time Tenant delivers Tenant’s Termination Notice.  As used herein, the “Lack of Expansion Space” shall mean all of the following:

(1)                                 The aggregate square footage of rentable floor area of the Premises leased to Tenant hereunder, or leased to Tenant in the buildings owned by affiliates of Landlord known as One Canal Park and/or Ten Canal Park, shall have been increased over the period from the Execution Date through the date of Tenant’s Termination Notice (whether through the exercise of Tenant’s Expansion Option, the exercise of Tenant’s Right of First Refusal, or otherwise) (such increased rentable floor area leased to Tenant, the “Added Space”) by less than 30,000 square feet of rentable floor area; and

(2)                                 Tenant shall give Landlord notice (“Expansion Request”), not more than sixty (60) days and not less than thirty (30) days prior to the Notice Date, that it wishes to lease from Landlord additional premises having a minimum square footage of the difference between the Added Space and 30,000 rentable square feet (the “Requested Space”); and

(3)                                 Landlord shall not have notified Tenant, on or before the date thirty (30) days after its receipt of the Expansion Request, that Landlord or its affiliates has Qualifying Space, as hereinafter defined, available for leasing to Tenant.  As used herein, “Qualifying Space” means one or more blocks of space (which need not be contiguous) within the Building, One Canal Park and/or Ten Canal Park provided that (a) the smallest such space shall be equal to or larger than the lesser of (i) 10,000 square feet of rentable floor area and (ii) the size of the Requested Space, and the aggregate rentable floor area of such space(s) does not exceed the greater of (x) the Requested Space, or (y) 50,000 square feet of rentable floor area.

(c)                                  If Tenant timely and properly exercises its Termination Right and timely pays to Landlord the Termination Fee, and if no Prohibited Conditions exist (unless waived in writing by Landlord), then the term of the Lease shall terminate as of the Effective Termination Date, and Yearly Rent and other charges shall be apportioned as of said Effective Termination Date.

(d)                                 For the purposes hereof, the “Termination Fee” shall be equal to the sum of (i) the Unamortized Portion, as hereinafter defined, of Landlord’s Transaction Costs, as hereinafter defined, plus (ii) an amount equal to one half (1/2) of the Yearly Rent in effect for Lease Year 6.  The “Unamortized Portion” shall be defined as the amount of principal which would remain unpaid as of the Effective Termination Date with respect to a loan in an original principal amount equal to Landlord’s Transaction Costs and which is repaid in equal monthly payments of principal and interest on a direct reduction basis over the seven (7) year term of the Lease (beginning on the Rent Commencement Date) with interest at the rate of seven (7%) percent per annum.  For the purposes hereof, “Landlord’s Transaction Costs” shall be Landlord’s Contribution plus the brokerage commissions incurred by Landlord in connection with this Lease (including any commissions or tenant improvement allowances in connection with any Added Space).

29.20                 Notice of Lease.  Landlord and Tenant agree not to record this Lease.  Both parties will, however, execute, acknowledge and deliver a Notice of Lease in recordable form.  Such notice shall include information about all rights of first refusal, extension and expansion options therefor.

IN WITNESS WHEREOF the parties hereto have executed this Deed of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:		TENANT:

BCSP CAMBRIDGE TWO PROPERTY LLC, a		CARGURUS LLC,
Delaware limited liability company		a Massachusetts limited liability company

By:	/s/ Philip J. Brannigan, Jr.	By:	/s/ E. Langley Steinert
Name:	Philip J. Brannigan, Jr.	Name:	E. Langley Steinert
Title:	Managing Director	Title:	CEO
Hereunto Duly Authorized
10/9/14

EXHIBIT 2

LEASE PLAN

Exhibit 2-1

EXHIBIT 3

INSURANCE PROVISIONS

1.                                      TENANT INSURANCE

A.                                    Tenant shall procure, maintain and pay for, from a company or companies lawfully authorized to do business in the jurisdiction in which the Building is located having a rating of A-VIII or better by AM Best and otherwise reasonably acceptable to Landlord, the following types of insurance as will protect the Tenant and Landlord against claims which may be claimed to have occurred from and after the time Tenant and/or its contractors first enter the Premises and continuing through the expiration of the Term of this Lease or, if later, the last day that Tenant or anyone claiming by, through or under Tenant is in occupancy of all or a portion of the Premises:

(i)                                     Commercial General Liability Insurance, as hereinafter defined, with the following minimum limits:

(a)                                 $1,000,000                                  Each Occurrence;

(b)                                 $2,000,000                                  General Aggregate

(c)                                  $1,000,000                                  Personal and Advertising Injury; and

(d)                                 $2,000,000                                  Products-Completed Operations Aggregate.

(ii)                                  Umbrella/Excess Liability Insurance, as hereinafter defined, with a per occurrence and annual aggregate limit of $4,000,000 per location (“Umbrella Limit”).

(iii)                               Property Insurance, as hereinafter defined, insuring Tenant’s personal property and trade fixtures in and about the Premises and the Later Alterations (as defined in Article 18) in an amount equal to one hundred percent (100%) replacement cost value.

(iv)                              Flood insurance insuring Tenant’s personal property and trade fixtures in and about the Premises and the Later Alterations (as defined in Article 18) in an amount equal to one hundred percent (100%) replacement cost value or, if less, the maximum amount of coverage commercially available.

(v)                                 Terrorism coverage, where commercially available, is recommended.

B.                                    In no event shall Landlord be responsible for Tenant’s business interruption exposure or loss which shall be the Tenant’s sole responsibility.  The foregoing shall not, however, affect any provisions for rent abatement which are specifically set forth in the Lease.

Exhibit 3-1

C.                                    All insurance required of Tenant (and Tenant’s contractors) shall be primary and non-contributory and maintained under valid and enforceable policies, for the full limits and coverage terms required herein.  To the extent such a provision is then available from Tenant’s insurer, such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to Tenant and Landlord.  On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 12 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, copies of the declaration pages of the policies required herein, or certificates of insurance evidencing insurance coverage required herein and setting forth in full the provisions thereof and issued by such insurers, in either case together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord, and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.  Upon written request from Landlord, full copies of policies shall be made available.

D.                                    Landlord may require, from time to time additional insurance coverages and limits as may be reasonable and customary for similar first-class office buildings in the City or Town wherein the Building is located.

E.                                     In the event Tenant subleases all or any part of the Premises, Tenant shall require its subtenant(s) to also carry and maintain the same insurance coverage terms and limits as required herein of Tenant.

2.                                      TENANT CONTRACTOR INSURANCE

A.                                    Tenant shall cause contractors employed by Tenant to carry:

(i)                                     Worker’s Compensation Insurance in compliance with statutory requirements, and Employer’s Liability Insurance, as hereinafter defined,

(ii)                                  Automobile Liability Insurance, and

(iii)                               Commercial General Liability and Umbrella Liability Insurance covering such contractors on or about the Premises in the amount stated in Section 1.A. above or in such other reasonable amount as Landlord shall require.

B.                                    Tenant shall submit, or shall cause such contractors employed by Tenant to submit, certificates evidencing such coverage to Landlord prior to the commencement of any Alterations in or to the Premises and at least 15 days prior to any policy renewals.

C.                                    All insurance carried by Tenant’s Contractors shall be primary and non-contributory and Tenant shall cause each of Tenant’s contractors to require and

Exhibit 3-2

maintain the foregoing insurance requirements of its subcontractors and sub-sub contractors at all tiers.

3.                                      LANDLORD INSURANCE

During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time, Landlord shall keep the Building (excluding Later Alterations, as defined in Article 18, and any personal property or trade fixtures belonging to Tenant or those claiming by, through or under Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls.

4.                                      DEFINITIONS

A.                                    Commercial General Liability Insurance:  commercial general liability insurance including coverage for bodily injury (inclusive of but not limited to coverage for death, and mental anguish), property damage, premises operations, personal & advertising injury, independent contractors, products and completed operations, and contractual liability coverages Such policy shall provide coverage on an occurrence form and be endorsed to have the General Aggregate set forth above apply on a per location basis, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable.  The Contractual General Liability Insurance shall include coverage sufficient to meet Tenant’s indemnity obligations in this Lease to the extent they are insurable.  Landlord, Landlord’s managing agent and any other parties requested by Landlord from time to time in writing shall each be added as an additional insured (using form CG2010(11/85) or equivalent, or another form reasonably approved by Landlord in writing) on a primary non-contributory basis on the Commercial General Liability Insurance policy.

B.                                    Umbrella/Excess Liability Insurance:  umbrella/excess liability insurance on a follow form basis with a per occurrence and annual aggregate limit of the Umbrella Limit set forth above per location.  Coverage shall be excess of Commercial General Liability Insurance (including products and completed operations coverage), Automobile Liability Insurance (if applicable) and Employer’s Liability Insurance (if applicable) with coverage being concurrent with and not more restrictive than the underlying insurance policies and shall include the same additional insured provisions as the Commercial General Liability Insurance, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable.

C.                                    Property Insurance:  property insurance against loss or damage caused by any peril covered under an all risk insurance policy or its equivalent.  The Property Insurance policy shall include coverage for business interruption including extra expense to insure Tenant’s ongoing business operations at Premises should the Tenant be unable to continue operations due to an insurable event.  Tenant is also responsible for any and all boiler & machinery/machinery and equipment

Exhibit 3-3

insurance relating to its own equipment, and such Property Insurance shall include such coverage.  Such Property Insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an insured ATIMA, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable.  The proceeds of such Property Insurance shall first be used for the replacement or restoration of such personal property or trade fixtures and the Later Alterations until such restoration or replacement is complete and then to mitigate business interruption loss and extra expense.  Such insurance shall include waivers of subrogation (as included in Article 19).

D.                                    Employer’s Liability Insurance:  employer’s liability insurance in the amount of $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease, or such other amount as may be required by the Umbrella/Excess Liability Insurance to effect umbrella coverage.

Exhibit 3-4

EXHIBIT 4

RULES AND REGULATIONS

1.                                      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises.  Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such a manner as Landlord deems best for the benefit of the tenants generally.  No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2.                                      No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord.  Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.  Drapes installed by the tenant for their use must be cleaned by the tenant.  Landlord shall have the right to require Tenant to remove, in Landlord’s reasonable discretion, any items placed on the windowsills of the Premises that are visible from outside of the Building.

3.                                      No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by tenant on any part of the outside or inside of the Premises or Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.  Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4.                                      No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5.                                      The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6.                                      There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building.  No boring, cutting or stringing of wires shall be permitted.  Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

Exhibit 4-1

7.                                      No vehicles or animals, birds or pets of any kind (other than animals providing assistance to persons with disabilities) shall be brought into or kept in or about the Premises, and no cooking shall cause or permit any unusual or objectionable odors to be produced upon or emanate from the Premises.  Tenant shall have the right to use the freight elevator to transport bicycles to the Premises.

8.                                      The Premises shall not be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

9.                                      No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way.  No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

10.                               No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises.

11.                               No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof.  The doors leading to the corridors or main halls shall be kept closed during Business Hours except as they may be used for ingress or egress.  Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys to stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

12.                               All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease of which these Rules and Regulations are a part.

13.                               Intentionally Omitted.

14.                               Any person employed by any tenant to do janitorial work within the Premises must obtain Landlord’s consent and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by the Superintendent of the Building.  No tenant shall engage or pay any employees on the Premises, except those actually working for such tenant on said Premises.

15.                               Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty.  Landlord may at his option require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Saturday, Sundays and legal holidays to register.  Each tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts of such persons.

Exhibit 4-2

16.                               The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17.                               Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

18.                               The requirements of tenant will be attended to only upon application at the office of the Building.  Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building.

19.                               Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

20.                               Only hand trucks equipped with rubber tires and side guards may be used in the Building.

21.                               Access plates to under floor conduits shall be left exposed.  Where carpet is installed, carpet shall be cut around access plates.  Where tenant elects not to provide removable plates in their carpet for access into the under floor duct system, it shall be the tenant’s responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

22.                               Mats, trash or other objects shall not be placed in the public corridors.

23.                               Landlord does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.  However, should the need for repairs arise, Landlord will arrange for the work to be done at the tenant’s expense.

24.                               Landlord will furnish and install light bulbs for the building standard fluorescent or incandescent fixtures only.  For special fixtures, the tenant will stock his own bulbs, which will be installed by Landlord when so requested by the tenant.

25.                               Tenant shall comply with all workplace smoking Laws.  There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas, or anywhere in the Building or the Building Garage or within the no-smoking zones outside the Building as designated by Landlord, from time to time (Tenant acknowledging that the entire Building is smoke-free).

26.                               Each tenant shall handle its newspapers and “office paper” in the manner required by applicable law and shall conform with any recycling plan instituted by Landlord.

27.                               Prior to serving alcoholic beverages in the Premise, Tenant shall obtain from Landlord a copy of Landlord’s then-current policies regarding alcoholic beverages, and shall comply therewith (including, without limitation, compliance with the insurance requirements set forth therein).

28.                               Violation of these rules and regulations, or any amendments thereto, shall be a default under this Lease, entitling Landlord to all remedies therefor.

Exhibit 4-3

29.                               Landlord may upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized Agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

30.                               In the event of any conflict between any provisions in this Lease and these rules and regulations, the provisions set forth in this Lease shall control.

Exhibit 4-4

EXHIBIT 5

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between [[Landlord name]], a                         , Landlord, and                         , a                         , Tenant, and dated             .

Landlord and Tenant hereby confirm and agree that:

1.                                      The Commencement Date under this Lease is             .

2.                                      The Rent Commencement Date under this Lease is             .

3.                                      The Expiration Date under this Lease is             .

4.                                      With respect to the initial build out of the Premises, Tenant shall be required to remove the following items at the expiration or earlier termination of the Lease: all telecommunication, computer, and other cabling installed by or for Tenant in the Premises or elsewhere in the Building, and                            .  Tenant’s obligations to remove any further Alterations to the Premises shall be governed by the provisions of the Lease, including, without limitation, Articles 12 and 22 thereof.

This Commencement Date Agreement is executed as of               , 201  .

LANDLORD:

,
a

By:
Name:
Title:

TENANT:

,
a

By:
Name:
Title:

Hereunto Duly Authorized

Exhibit 5-1

EXHIBIT 6

FORM OF LETTER OF CREDIT

BENEFICIARY:                                                                                                                                                                                                                                                     ISSUANCE DATE:

, 201

[[LANDLORD]]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:                                                                                                                                                                                   MAXIMUM/AGGREGATE

CREDIT AMOUNT:

$

USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed $             US Dollars available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “Lease”) dated                                                    by and between                   , as Landlord, and                   , as Tenant.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds will be made available to Beneficiary on the same day as a sight draft is presented by Beneficiary.

This Letter of Credit is transferable without charge to you at any time and from time to time and may be transferred in its entirety only.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.  Any such transfer is to be effective at our counters and is contingent upon:

A.                                    The satisfactory completion of our transfer form attached hereto; and

B.                                    The return of the original of this Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee.

Exhibit 6-1

This Letter of Credit shall expire at our office on             , 201   (the “Stated Expiration Date”).  It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by certified mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We expressly agree and acknowledge that we shall not refuse to pay on any draw permitted under this Letter of Credit in the event that the Accountee/Applicant opposes, contests or otherwise attempts to interfere with any attempt by Landlord to draw down from said Letter of Credit.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

Exhibit 6-2

EXHIBIT 7

DEFINITION OF SHELL CONDITION

•                                          All partitions and ceilings removed up to the perimeter window wall and building core.  This does not include restroom areas.

•                                          All column enclosures to remain where practical

•                                          All non-base building HVAC units to be removed with associated electrical and plumbing removed back to source

•                                          All hangers removed from upper decking

•                                          All flooring (carpet & vinyl) removed to concrete decking

•                                          All electrical and tel/data wiring removed back to source

•                                          All plumbing supply and waste lines removed back to source

•                                          All sprinkler heads to be turned to face up toward ceiling deck (when required)

•                                          Fire alarm system devises will be removed with the exception of required core and elevator lobby devices

•                                          Temporary lighting installed

Exhibit 7-1